                               HORIZON PHARMACIES, INC.
                                     401(k) PLAN

                           -------------------------------

                                   FIRST AMENDMENT

                           -------------------------------

WHEREAS, Horizon Pharmacies, Inc., a Texas corporation ("the Company") has adopted the Horizon Pharmacies, Inc. 401(k) Plan ("the Plan") which became effective January 1, 1996; and

WHEREAS, the Company has the authority to amend the Plan pursuant to Section
8.1.1 of the Plan; and

WHEREAS, the Company desires to permit Employees to make Rollover Contributions prior to participating in the Plan;

NOW, THEREFORE, the Plan is hereby amended pursuant to the authority stated in
Section 8.1.1 of the Plan to read as set forth on the attached page, which is incorporated herein by reference as follows:

     ARTICLE IV               CONTRIBUTIONS
     Section 4.4.1            Rollover Contribution: Amount

For illustrative purposes, the new provisions have been underlined, but only for the purposes of this Amendment; their final form within the Plan shall not include the underlining.

This Amendment shall be effective June 1, 1997. It is effective with respect to Employees who terminate employment with the Employer on or after the effective date of the Amendment so that the rights to benefits from the Plan, if any, of Employees who terminated employment before that date shall be determined according to the Plan as it was on the date they terminated employment, except as may be otherwise specifically provided in this Amendment, and except to the extent required by law.

This Amendment is adopted on condition that the Internal Revenue Service does not ever determine, by ruling or determination letter, that this Amendment would result in the Plan's failure to be "qualified" in the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, and exempt from taxation under
Section 501(a) of the Code. If the Internal Revenue Service does determine that this Amendment would disqualify the Plan and it appears that no modification to it which would be satisfactory to the Employer would also be acceptable to the Service, then the Amendment shall be void and of no effect.

ADOPTED this 20 day of MAY, 1997


                                        HORIZON PHARMACIES, INC.

                                        By:     /s/ David W. Frauhicer
                                                --------------------------------
                                                David W. Frauhicer
                                                --------------------------------
                                                Print or Type Name

                                        Title:    C.F.O.
                                                --------------------------------

4.3.4     SUPPLEMENTAL CONTRIBUTIONS: VESTING

          At any time, a PARTICIPANT'S interest in his Supplemental Contribution Account shall be fully vested and not subject to forfeiture prior to the withdrawal or distribution of such balance pursuant to this PLAN.

4.4.1     ROLLOVER CONTRIBUTION: AMOUNT


          The PLAN ADMINISTRATOR may accept Rollover Contributions from or on behalf of a PARTICIPANT, AND ALSO FROM OR ON BEHALF OF ANY EMPLOYEE WHO IS NOT A PARTICIPANT SOLELY BECAUSE HE HAS NOT YET ACCRUED THE REQUIRED AMOUNT OF PRELIMINARY SERVICE (PURSUANT TO SECTIONS 3.2 AND 3.3). AN EMPLOYEE WHO MAKES SUCH AN EARLY ROLLOVER CONTRIBUTION SHALL BE TREATED AS A PARTICIPANT FOR ALL PURPOSES, EXCEPT THAT HE SHALL NOT RECEIVE AN ALLOCATION OR SHARE OF ANY EMPLOYER CONTRIBUTION, INCLUDING ELECTIVE CONTRIBUTIONS, UNTIL HE SATISFIES THE REQUIREMENTS OF ARTICLE III.

          As used herein, Rollover Contribution means all or a portion of an "eligible rollover distribution" described in CODE sec. 402(c), or an amount paid or distributed out of an individual retirement account or individual retirement annuity described in CODE sec. 408(d)(3)(A)(ii).

          The PLAN ADMINISTRATOR may require such assurance and proofs of fact from the PARTICIPANT as may be necessary to determine whether an amount the PARTICIPANT desires to contribute is a Rollover Contribution as defined herein. He may further require the PARTICIPANT to agree to indemnify the PLAN for any adverse consequences which may follow if a contribution proves not to have been a Rollover Contribution. An EMPLOYEE on whose behalf a transfer described in this
          Section is made shall agree to cooperate fully with the PLAN ADMINISTRATOR in effecting any and all corrective measures which may be required by an agency of the federal government to prevent the PLAN'S disqualification as a result of the transfer.

4.4.2     ROLLOVER CONTRIBUTION ACCOUNT

          For the benefit of any PARTICIPANT on whose behalf the PLAN has accepted any Rollover Contribution, there shall be maintained a Rollover Account. Rollover Accounts shall be adjusted as provided in
          Article VI, and shall be closed when the balances of such accounts, including allocable earnings, gains and losses, have been distributed pursuant to this PLAN.

4.4.3     ROLLOVER CONTRIBUTIONS: ALLOCATION

          Any Rollover Contribution received by the PLAN pursuant to this
          Article IV shall be credited as it is received to the Rollover Account(s) of the PARTICIPANT on whose behalf it was received.

4.4.4     ROLLOVER CONTRIBUTIONS: VESTING

          The Rollover Contributions received by the PLAN on behalf of any PARTICIPANT shall be fully vested in such PARTICIPANT and not subject to forfeiture prior to the time they are distributed pursuant to this PLAN.

                               HORIZON PHARMACIES, INC.

                                     401(k) PLAN





                                        BY:  /s/ David W. Frauhicer
                                             -------------------------
                                             (SIGNATURE)

                                             David W. Frauhicer
                                             -------------------------
                                             (NAME PRINTED OR TYPED)

                                     TITLE:  [ILLEGIBLE]
                                             -------------------------

                              DATE ADOPTED:       1/1/96
                                             -------------------------

                            OUTLINE OF KEY PLAN PROVISIONS


1.   DEFINITION OF COMPENSATION (See PLAN Section 2.7):

     Generally, "COMPENSATION" means wages that are reportable as income on IRS Form W-2.

     In addition, COMPENSATION means elective deferrals (including, for example, Elective Contributions under this PLAN) and any amounts deferred under a "cafeteria Plan".

2.   MINIMUM PARTICIPATION STANDARDS (See PLAN Section 3.2):

     An EMPLOYEE may participate in the PLAN as of any Entry Date when he or she:

     (a)   is an EMPLOYEE

     (b)   is at least 21 years old

     (c) has been an EMPLOYEE for at least 1 year, except that this requirement is waived for EMPLOYEES hired prior to July 1, 1996.

3.   BASIC CONTRIBUTIONS (See PLAN Sections 4.1.1 - 4.1.5):

     (a) AMOUNT: Basic Matching Contributions may be made in an amount to be determined by the EMPLOYER.

           Also, an additional Basic Profit-Sharing Contribution may be contributed in an amount to be determined by the EMPLOYER.

     (b) ALLOCATION: Basic Matching Contributions shall be allocated to those PARTICIPANTS who make Elective Contributions as a uniform percentage of the PARTICIPANT'S Elective Contributions, EXCEPT that a PARTICIPANT'S Elective Contributions in excess of 6% of the PARTICIPANT'S ELECTIVE COMPENSATION shall not be taken into account.

           Basic Profit-Sharing Contributions shall be allocated to PARTICIPANTS who during that year accrue 1,000 HOURS OF SERVICE and who are EMPLOYEES on the last day of the year on a pro rata basis according to ELIGIBLE COMPENSATION.

     (c) VESTING: Basic Matching and Profit-Sharing Contributions become vested according to the following schedule:

     ---------------------------------------------------
     ---------------------------------------------------
           YEARS OF SERVICE        Vested Percentage
     ---------------------------------------------------
     ---------------------------------------------------
              Less than 2                   %
                  2                       20%
                  3                       40%
                  4                       60%
                  5                       80%
             6 or more                   100%
     ---------------------------------------------------
     ---------------------------------------------------

4.   ELECTIVE CONTRIBUTIONS (See PLAN Sections 4.2.1 - 4.2.5):

     Elective deferrals may be contributed to the PLAN by PARTICIPANTS in amounts equal to not more than 15% of their ELECTIVE COMPENSATION.


     Elective Contributions are 100% vested at all times.

5.   EXPENSES (See PLAN Section 6.4):

     The Expenses of maintaining this PLAN which are not paid by the EMPLOYER shall be satisfied directly out of the PLAN'S assets, except for certain transactional charges which shall be paid by the particular PARTICIPANTS involved.

6.   INVESTMENTS (See PLAN Section 6.1.2):

     PARTICIPANTS are permitted to direct the investment of amounts held by the PLAN on their behalf.

7.   FORM OF RETIREMENT BENEFIT (See PLAN Section 7.4):

     Distributions are in the form of lump sums unless an optional form of benefit is selected.

     Married PARTICIPANTS cannot designate a non-spouse beneficiary of the death benefit.

PLEASE NOTE

THE FOREGOING STATEMENTS ARE MERELY SUMMARIES OF SPECIFIC PLAN PROVISIONS, PROVIDED FOR QUICK REFERENCE. THE PLAN TEXT ITSELF CONTROLS AND MUST BE REFERRED TO FOR THE ACTUAL AND COMPLETE PLAN PROVISIONS.

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I STATEMENT OF PURPOSE AND INTENTIONS

1.1       Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
1.2       Intent to Qualify. . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II DEFINITIONS

2.1       Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.2       Annuity Starting Date  . . . . . . . . . . . . . . . . . . . . . . .2
2.3       Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.4       Break in Service Year  . . . . . . . . . . . . . . . . . . . . . . .2
2.5       Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.6       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.7       Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.8       Date of Employment . . . . . . . . . . . . . . . . . . . . . . . . .3
2.9       Date of Re-employment  . . . . . . . . . . . . . . . . . . . . . . .3
2.10      Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .3
2.11      Elective Compensation  . . . . . . . . . . . . . . . . . . . . . . .3
2.12      Eligible Compensation  . . . . . . . . . . . . . . . . . . . . . . .3
2.13      Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
2.14      Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
2.15      Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.16      Individual Accounts  . . . . . . . . . . . . . . . . . . . . . . . .7
2.17      Insurance Company  . . . . . . . . . . . . . . . . . . . . . . . . .7
2.18      Limitation Year  . . . . . . . . . . . . . . . . . . . . . . . . . .7
2.19      Normal Retirement Age and Normal Retirement Date . . . . . . . . . .7
2.20      Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.21      Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.22      Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . .8
2.23      Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
2.24      Preliminary Service  . . . . . . . . . . . . . . . . . . . . . . . .8
2.25      Qualified Matching Contributions ("QMAC")  . . . . . . . . . . . . .8
          Qualified Nonelective Contributions ("QNC")  . . . . . . . . . . . .8
2.
26      Required Beginning Date  . . . . . . . . . . . . . . . . . . . . . .8
2.27      Retirement and Retirement Date . . . . . . . . . . . . . . . . . . .9
2.28      Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
2.29      Total and Permanent Disability . . . . . . . . . . . . . . . . . . .9
2.30      Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
2.31      Vested Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . .9
2.32      Years of Service . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III PARTICIPATION

3.1       Commencement of Participation  . . . . . . . . . . . . . . . . . . 11
3.2       Minimum Participation Standards  . . . . . . . . . . . . . . . . . 11
3.3       Preliminary Service  . . . . . . . . . . . . . . . . . . . . . . . 11
3.4       Active Participation; Inactive Participation . . . . . . . . . . . 12
3.5       Cessation of Participation . . . . . . . . . . . . . . . . . . . . 12
3.6       Participation on Resumption of Employment  . . . . . . . . . . . . 12

ARTICLE IV CONTRIBUTIONS

4.1.1     Basic Contributions: Amount  . . . . . . . . . . . . . . . . . . . 13
4.1.2     Basic Contribution Accounts  . . . . . . . . . . . . . . . . . . . 13
4.1.3     Basic Contributions: Allocations . . . . . . . . . . . . . . . . . 14
4.1.4     Basic Contributions: Vesting . . . . . . . . . . . . . . . . . . . 15
4.1.5     Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
4.2.1     Elective Contributions: Amount . . . . . . . . . . . . . . . . . . 16
4.2.2     Elective Contribution Account  . . . . . . . . . . . . . . . . . . 19
4.2.3     Elective Contributions: Allocations  . . . . . . . . . . . . . . . 19
4.2.4     Elective Contributions: Vesting  . . . . . . . . . . . . . . . . . 19
4.2.5     Elective Contributions: Withdrawals  . . . . . . . . . . . . . . . 19
4.3.1     Supplemental Contributions: Amount . . . . . . . . . . . . . . . . 21
4.3.2     Supplemental Contribution Accounts . . . . . . . . . . . . . . . . 21
4.3.3     Supplemental Contributions: Allocations  . . . . . . . . . . . . . 21
4.3.4     Supplemental Contributions: Vesting  . . . . . . . . . . . . . . . 22
4.4.1     Rollover Contribution: Amount  . . . . . . . . . . . . . . . . . . 22
4.4.2     Rollover Contribution Account  . . . . . . . . . . . . . . . . . . 22
4.4.3     Rollover Contributions: Allocation . . . . . . . . . . . . . . . . 22
4.4.4     Rollover Contributions: Vesting  . . . . . . . . . . . . . . . . . 22

ARTICLE V REQUIRED NON-DISCRIMINATION TESTING

5.1.1     Limitation on Additions  . . . . . . . . . . . . . . . . . . . . . 23
5.1.2     Suspense Account . . . . . . . . . . . . . . . . . . . . . . . . . 27
5.2.1     Top-Heavy Provisions: Application  . . . . . . . . . . . . . . . . 27
5.2.2     Top-Heavy Determination  . . . . . . . . . . . . . . . . . . . . . 27
5.2.3     Special Rules for Top-Heavy Plans  . . . . . . . . . . . . . . . . 30
5.3       Actual Deferral Percentage Test  . . . . . . . . . . . . . . . . . 31
5.4       Average Contribution Percentage Test . . . . . . . . . . . . . . . 34
5.5       Multiple Use of Alternative Limitation . . . . . . . . . . . . . . 38

ARTICLE VI ADMINISTRATION OF PLAN ASSETS

6.1.1     The Investment Fund  . . . . . . . . . . . . . . . . . . . . . . . 40
6.1.2     Employee Directed Investments  . . . . . . . . . . . . . . . . . . 40
6.2       Net Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . 41
6.3       Distribution Adjustments . . . . . . . . . . . . . . . . . . . . . 41
6.4       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE VII DISTRIBUTIONS

7.1       Termination of Employment (Including Disability) Before
            Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.2       Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . 43
7.3       Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
7.4       Form of Retirement Benefit . . . . . . . . . . . . . . . . . . . . 45
7.5       Retirement Benefits: Election of Forms and Commencement of
            Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VIII GENERAL PROVISIONS

8.1.1     Plan Modification: Authority . . . . . . . . . . . . . . . . . . . 50
8.1.2     Plan Modification: Merger  . . . . . . . . . . . . . . . . . . . . 50
8.1.3     Plan Modification: Termination . . . . . . . . . . . . . . . . . . 50
8.2.1     Duties: Plan Administrator . . . . . . . . . . . . . . . . . . . . 50
8.2.2     Duties: Employer . . . . . . . . . . . . . . . . . . . . . . . . . 51
8.3       Benefit Claims Procedure . . . . . . . . . . . . . . . . . . . . . 51
8.4       Review Procedure . . . . . . . . . . . . . . . . . . . . . . . . . 51
8.5       Qualification of the Plan and Conditions of Contributions  . . . . 52
8.6       Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
8.7       Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . . . . 53
8.8       Annuities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
8.9       Limitations of the Employer's Liability  . . . . . . . . . . . . . 53
8.10      Non-Guarantee of Employment  . . . . . . . . . . . . . . . . . . . 54
8.11      Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE IX DIRECT ROLLOVERS

9.1       General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
9.2       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                                      ARTICLE I

                               STATEMENT OF PURPOSE AND
                                      INTENTIONS

1.1    PURPOSE

       The EMPLOYER adopts this PLAN as a defined contribution retirement plan of the profit-sharing type with a cash or deferred arrangement to provide retirement benefits and incidental benefits to certain EMPLOYEES who qualify for such benefits as more particularly provided herein.

1.2    INTENT TO QUALIFY

       It is the EMPLOYER'S intent that this PLAN be a qualified plan in the meaning of sec. 401 of the Internal Revenue Code of 1986, as amended, that any trust that may become part hereof be exempt from tax under sec. 501(a) of the CODE, and that contributions made by the EMPLOYER be deductible under sec. 404 of the CODE. This PLAN shall be interpreted, applied and administered in a manner consistent with this intent to qualify. All amounts contributed to, accumulated and/or held pursuant to this PLAN shall not be diverted to or used for other than the exclusive benefit of the PARTICIPANTS or their beneficiaries until after such amounts have been distributed from this PLAN. In the event that the portion of this PLAN comprising the qualified cash or deferred arrangement fails to qualify under the provisions of sec. 401(k) of the CODE, the PLAN as a whole shall nonetheless be interpreted so as to qualify under sec. 401(a) of the CODE.

                                      ARTICLE II

                                     DEFINITIONS


For the purposes of this Plan, when the following terms appear in this Plan in BOLDFACE type, they shall have the meanings indicated in this Article unless a different meaning is clearly required by the context.

Whenever required by the context, masculine pronouns shall include the feminine, and singular the plural.

2.1    ANNIVERSARY DATE means each January 1.

2.2 ANNUITY STARTING DATE means the first day of the first period for which an amount is payable as an annuity or any other form.

2.3 BENEFICIARY is defined in Section 8.6, except as specifically provided to the contrary elsewhere in this PLAN.

2.4 BREAK IN SERVICE YEAR means a twelve-consecutive-month period commencing on an ANNIVERSARY DATE (or, for the purposes of determining an EMPLOYEE'S PRELIMINARY SERVICE, each Preliminary Computation Period, as described in Article III) and during which an EMPLOYEE (or former EMPLOYEE) is credited with not more than 500 HOURS OF SERVICE.

2.5 CODE means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

2.6    COMPANY means Horizon Pharmacies, Inc., a Texas corporation.

2.7 COMPENSATION means wages, salary, and/or other remuneration that is receivable by an individual during a PLAN YEAR in exchange for SERVICE and that is required to be reported as income on the individual's Form W-2 for federal income tax purposes.

       In addition, COMPENSATION shall include the following amounts:

       (a) all elective deferrals (as defined by CODE sec. 402(g)(3)) made by the PARTICIPANT during the PLAN YEAR pursuant to a cash or deferred arrangement sponsored by the EMPLOYER, including those described by Section 4.2.1 of this PLAN; and

       (b) all COMPENSATION accrued by the PARTICIPANT during the PLAN YEAR but which is not then included as taxable income of the PARTICIPANT pursuant to a "cafeteria" or other such plan maintained by the EMPLOYER according to CODE sec. 125.

       In addition to other applicable limitations set forth in the PLAN, and notwithstanding any other provision of the PLAN to the contrary, for PLAN YEARS beginning on or after January 1, 1994, the annual COMPENSATION of each EMPLOYEE taken into account under the PLAN shall not exceed the OBRA '93 annual COMPENSATION limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding

       12 months, over which COMPENSATION is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

       For PLAN YEARS beginning on or after January 1, 1994, any reference in this PLAN to the limitation under section 401(a)(17) of the CODE shall mean the OBRA '93 annual compensation limit set forth in this provision.

       If COMPENSATION for any prior determination period is taken into account in determining an EMPLOYEE'S benefits accruing in the current PLAN YEAR, the COMPENSATION for the prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first PLAN YEAR beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

       In applying this limit, the family aggregation rules of CODE sec. 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the EMPLOYEE and any lineal descendants of the EMPLOYEE who have not attained age 19 before the close of the PLAN YEAR. In addition, if this limit applies to a family unit, then for the purposes of this PLAN, each affected family member shall be credited with an amount of COMPENSATION on a pro rata basis, so that such credited amount, when compared to the adjusted compensation limit, shall have the same direct proportion that exists in comparing that person's actual COMPENSATION to the sum of all that family's affected members' COMPENSATION.

2.8 DATE OF EMPLOYMENT means the date on which an EMPLOYEE has his first HOUR OF SERVICE.

2.9 DATE OF RE-EMPLOYMENT means the first date as of which an EMPLOYEE has an HOUR OF SERVICE after his most recent termination of SERVICE, EXCEPT that for the purposes of determining PRELIMINARY SERVICE, DATE OF RE-EMPLOYMENT means the first date as of which an EMPLOYEE is credited with an HOUR OF SERVICE after he most recently has accrued a BREAK IN SERVICE YEAR which permits his prior PRELIMINARY SERVICE to be disregarded.

2.10   EFFECTIVE DATE means January 1, 1996.

2.11 ELECTIVE COMPENSATION means that portion of a PARTICIPANT'S COMPENSATION that is attributable to SERVICE performed while the PARTICIPANT HAD IN EFFECT an election to have Elective Contributions made on his behalf, pursuant to Article IV.

2.12 ELIGIBLE COMPENSATION means that portion of a PARTICIPANT'S COMPENSATION that is attributable to SERVICE performed while the PARTICIPANT COULD HAVE HAD IN EFFECT an election to have Elective Contributions made on his behalf, pursuant to Article IV, regardless of whether the PARTICIPANT made such an election or not.

2.13 EMPLOYEE means a natural person who performs SERVICE for the EMPLOYER in exchange for COMPENSATION, including any LEASED EMPLOYEE (as described below) but excluding any independent contractor who is not a LEASED EMPLOYEE. For the purposes of this PLAN, EMPLOYEE shall be further described as follows.

(a)    HIGHLY COMPENSATED EMPLOYEE ("HCE") means:

       (1) The group of HCEs includes any EMPLOYEE who during the PLAN YEAR performs services for the EMPLOYER and who (i) is a 5-percent owner, (ii) receives compensation for the PLAN YEAR in excess of the sec. 414(q)(1)(B) amount for the PLAN YEAR, (iii) receives compensation for the PLAN YEAR in excess of the sec. 414(q)(1)(C) amount for the PLAN YEAR and is a member of the top paid group of EMPLOYEES within the meaning of sec. 414(q)(4), or (iv) is an officer and receives compensation during the PLAN YEAR that is greater than 50 percent of the dollar limitation in effect under sec. 415(b)(1)(A). If no officer satisfies the compensation requirement during the PLAN YEAR, the highest paid officer for such year shall be treated as an HCE.

               For purposes of determining who is an HCE, compensation means compensation within the meaning of sec. 415(c)(3) as set forth in the PLAN for purposes of determining the Section 415 limits, except that amounts excluded pursuant to sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included. If compensation used for purposes of determining the Section 415 limits under the PLAN is not defined as total compensation as provided under sec. 415(c)(3) and the regulations thereunder, then for purposes of determining who is an HCE, compensation means compensation within the meaning of sec. 1.415-2(d)(11)(I) of the Income Tax Regulations, except that amounts excluded pursuant to sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included.

       (2) If an EMPLOYEE is a family member of either a 5-percent owner (whether active or former) or an HCE who is one of the 10 most HCEs ranked on the basis of compensation paid by the EMPLOYER during such year, then the family member and the 5-percent owner or top-ten HCE shall be aggregated. In such case, the family member and 5-percent owner or top-ten HCE shall be treated as a single EMPLOYEE receiving compensation and plan contributions or benefits equal to the sum of the compensation and benefits of the family member and 5-percent owner or top-ten HCE. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the EMPLOYEE or former EMPLOYEE, and the spouses of such lineal ascendants and descendants.

       (3) The determination of who is an HCE, including the determination of the number and identity of EMPLOYEES in the top paid group, the number of EMPLOYEES treated as officers and the compensation that is taken into account, shall be made in accordance with the sec. 414(q) and sec. 1.414(q)-1T of the temporary Income Tax Regulations to the extent they are not inconsistent with the method established above.

(b) KEY EMPLOYEE means (solely for the purposes of Section 5.2) an EMPLOYEE who, at any time during the PLAN YEAR or 4 preceding PLAN YEARS, was:

       (1) an officer of the EMPLOYER having an annual COMPENSATION greater than 50% of the amount in effect under CODE sec. 415(b)(1)(A) for any such PLAN YEAR; or

       (2) one of the ten EMPLOYEES having annual COMPENSATION greater than the limitation in effect under CODE sec. 415(c)(1)(A) and owning (or considered as owning within the meaning of CODE sec. 318) the largest interests of the EMPLOYER; or

       (3)     a 5 percent owner of the EMPLOYER; or

       (4) a 1 percent owner of the EMPLOYER having an annual COMPENSATION of more than $150,000.

       For the purposes of this PLAN, KEY EMPLOYEE shall be described more particularly by (and in any event, interpreted consistent with) CODE sec. 416(l)(I) and regulations promulgated thereunder.

       (c) LEASED EMPLOYEE means a person who is employed (either as a common law employee or an independent contractor) by a leasing organization (but not by the EMPLOYER) and who performs services for the EMPLOYER on a substantially full-time basis for a period of at least one year, where such services are of a type historically performed by EMPLOYEES within the business field of the EMPLOYER, and where such services are provided pursuant to a contract between the leasing organization and the EMPLOYER, EXCEPT that if such person is covered under a money purchase pension plan maintained by the leasing organization and which provides (1) a nonintegrated employer contribution rate of at least 7 1/2% of compensation for services performed prior to January 1, 1987, and at least 10% of compensation for services performed after December 31, 1986, with compensation being determined according to CODE sec. 415(c)(3), but including amounts contributed by the EMPLOYER pursuant to a salary reduction agreement which are excludable from the EMPLOYEE'S gross income under CODE sec. 125, 402(e)(3), 402(h), or 403(b);
               (2) immediate participation; and (3) full and immediate vesting, AND if the sum of all such persons is not more than 20% of the EMPLOYER'S "nonhighly compensated workforce" (as defined in 26 CFR 1.414(n)-2(f)(3)(ii)), then for the purposes of this PLAN such person is not a LEASED EMPLOYEE, and is at that time ineligible for a benefit or any vested interest in this PLAN.

               Any provisions of this Section and this PLAN to the contrary notwithstanding, the term "LEASED EMPLOYEE" shall be more specifically defined by, and LEASED EMPLOYEES shall be treated under this PLAN consistent with, CODE sec. 414(n) and 26 CFR 1.414(n)-2.

2.14 EMPLOYER means the COMPANY, and any other person or business organization which has adopted and maintains this PLAN on behalf of its Employees with the consent of the COMPANY.

       In addition, to the extent required for this PLAN'S qualification for special tax treatment under the CODE, and to the extent otherwise required by applicable law, including for example the determination of a PARTICIPANT'S PRELIMINARY SERVICE and YEARS OF SERVICE, EMPLOYER also means any predecessor organization which previously maintained this PLAN on behalf of its employees (but only with regard to that period of time during which the PLAN was maintained by such organization(s)), and any employer which, together with the EMPLOYER (as otherwise defined in this Section), is a member of a controlled group of corporations in the meaning of CODE sec. 414(b), or is a member of a group of trades or business (whether or not incorporated) under common control in the meaning of CODE sec. 414(c), or is a member of an affiliated service group in the meaning of CODE sec. 414(m), or is otherwise required to be aggregated by CODE sec. 414(o).

2.15   HOUR OF SERVICE means:

       (a) each hour for which an EMPLOYEE is paid, or entitled to payment, by the EMPLOYER for the performance of duties;

       (b) each hour for which an EMPLOYEE is directly or indirectly paid, or entitled to payment, by the EMPLOYER on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence except with respect to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws or which are solely in reimbursement to the EMPLOYEE for medical or medically-related expenses incurred by the EMPLOYEE; however, no more than 501 HOURS OF SERVICE shall be credited pursuant to this paragraph to an EMPLOYEE on account of any single continuous period during which the EMPLOYEE performs no duties (whether or not such period occurs in a single PLAN YEAR); and

       (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the EMPLOYER; however, an HOUR OF SERVICE shall not be credited under both this paragraph and paragraph (a) or (b), above.

HOURS OF SERVICE credited under paragraphs (b) and (c), above, shall be credited in accordance with Department of Labor Regulations found at 29 CFR sec. 2530.200b-2(b). HOURS OF SERVICE shall be credited to the appropriate PLAN YEAR in accordance with 29CFR sec. 2530.200b-2(c).

HOURS OF SERVICE included pursuant to paragraph (a) shall be determined according to records of employment maintained by the EMPLOYER. If such records do not provide an adequate basis for determining the actual number of HOURS OF SERVICE accrued by a particular EMPLOYEE (e.g. a salaried EMPLOYEE), then HOURS OF SERVICE under paragraph (a) shall be credited to the EMPLOYEE on a weekly basis and the EMPLOYEE shall be credited with 45 HOURS OF SERVICE for every week in which he has accrued at least one HOUR OF SERVICE as otherwise described in paragraph (a).

SPECIAL RULE FOR MATERNITY OR PATERNITY ABSENCES

If an EMPLOYEE is absent from work due to

(a)    the pregnancy of the EMPLOYEE,

(b)    the birth of a child to the EMPLOYEE,

(c) the placement of a child with the EMPLOYEE pursuant to the EMPLOYEE'S adoption of the child, or

(d) the care of such child described in (b) or (c) above immediately following its birth or placement, the EMPLOYEE shall nonetheless be credited with the number of HOURS OF SERVICE which normally would have been credited to the EMPLOYEE but for said absence (or, if the PLAN ADMINISTRATOR is unable to determine said number, with eight (8) HOURS OF SERVICE for each regularly scheduled workday the EMPLOYEE is absent), to a maximum of 501 HOURS OF SERVICE,

       PROVIDED that this special crediting of HOURS OF SERVICE occurs during only one PLAN YEAR, and

       PROVIDED that the PLAN YEAR in which such HOURS OF SERVICE are credited is the PLAN YEAR in which the absence begins, unless such crediting would not be necessary to avoid a BREAK IN SERVICE YEAR in said PLAN YEAR, in which case such HOURS OF SERVICE shall be credited as they accrue in the PLAN YEAR immediately following the PLAN YEAR in which the absence begins, and

       PROVIDED that the crediting of such HOURS OF SERVICE shall be solely for the purpose of avoiding a BREAK IN SERVICE YEAR, and shall not operate to increase any EMPLOYEE'S or former EMPLOYEE'S vested percentage or retirement benefit, nor shall the crediting have any other operative effect regarding this PLAN, and

       PROVIDED that, under rules established by the PLAN ADMINISTRATOR, the EMPLOYEE may be required to provide to the PLAN ADMINISTRATOR written certification from the EMPLOYEE'S attending doctor or other professional attendant at birth or representative of the relevant adoption agency to establish that the absence from work is for the reasons referred to above.

2.16 INDIVIDUAL ACCOUNTS means, for any PARTICIPANT, those accounts which are both listed below and maintained pursuant to this PLAN on his behalf.

       (a)     Basic Matching Contribution Account

       (b)     Basic Profit-Sharing Contribution Account

       (c)     Elective Contribution Account

       (d)     Rollover Contribution Account

       (e)     Supplemental Contribution Account

2.17 INSURANCE COMPANY means a legal reserve life insurance company, licensed to do business in the state of Texas, with which the TRUSTEES have entered into a contract to provide benefits under the PLAN.

2.18 LIMITATION YEAR, for purposes of determining the limitation on certain additions to the PLAN for the benefit of an EMPLOYEE as described in
       Section 5.1.1, means a twelve-consecutive-month period beginning on an ANNIVERSARY DATE.

2.19 NORMAL RETIREMENT AGE and NORMAL RETIREMENT DATE are defined in Article VII under "RETIREMENT".

2.20 PARTICIPANT means an EMPLOYEE or former EMPLOYEE who has become a PARTICIPANT or resumed participation pursuant to Section 3.1 or 3.6 and who has not subsequently ceased to participate as provided in Section
       3.5. A PARTICIPANT may be Active or Inactive as provided in Section 3.4.

2.21   PLAN means this Horizon Pharmacies, Inc. 401 (k) Plan.

2.22 PLAN ADMINISTRATOR means one or more persons appointed by the TRUSTEES to control and manage the operation and administration of the PLAN. The person or persons so appointed shall constitute a named fiduciary or fiduciaries for purposes of the Employee Retirement Income Security Act of 1974. If no PLAN ADMINISTRATOR is appointed, then the EMPLOYER (or the TRUSTEE(S) if the PLAN is trusteed) shall be the PLAN ADMINISTRATOR.

2.23 PLAN YEAR means a period of time commencing on an ANNIVERSARY DATE and ending with the day immediately preceding the next ANNIVERSARY DATE.

2.24   PRELIMINARY SERVICE is defined in Article III.

2.25 QUALIFIED MATCHING CONTRIBUTIONS ("QMAC") means Employer Contributions (other than Elective Contributions) made to a plan for a PARTICIPANT on account of any EMPLOYEE Contributions or Elective Contributions made to a plan by or on behalf of the PARTICIPANT, PROVIDED that the amounts of the Employer Contributions are subject to the nonforfeitability and distribution limitations of Income Tax Reg. 26 CFR 1.401(k)-1(c) & (d) the same as Elective Contributions.

       QUALIFIED NONELECTIVE CONTRIBUTIONS ("QNC") means EMPLOYER Contributions made to a plan which are not Matching Contributions (i.e. not made on account of any employee or Elective Contribution) or Elective Contributions, but which are subject to the nonforfeitability and distribution limitations of Income Tax Reg. 26 CFR 1.401(k)-1(c) & (d) the same as Elective Contributions.

2.26   REQUIRED BEGINNING DATE

       (a) GENERAL RULE. REQUIRED BEGINNING DATE means, for any PARTICIPANT, April 1 of the calendar year following the calendar year in which the PARTICIPANT attains age 70 1/2.

       (b) TRANSITION RULES: The REQUIRED BEGINNING DATE of any PARTICIPANT who attained age 70 1/2 before January 1, 1988, shall be determined according to (1) or (2) below:

               (1) The REQUIRED BEGINNING DATE of a PARTICIPANT who is NOT a 5% owner is April 1 of the calendar year following the later of:

                    (A) the calendar year in which the PARTICIPANT attained age 70 1/2, or

                    (B)  the calendar year in which the PARTICIPANT retires.

               (2) The REQUIRED BEGINNING DATE of any PARTICIPANT who is a 5% owner during any year beginning after December 31, 1979, is April 1 of the calendar year following the later of:

               (A) the calendar year in which the PARTICIPANT attained age 70 1/2, or

               (B) the earlier of

                    (i) the calendar year with or within which ends the PLAN YEAR in which the PARTICIPANT becomes a 5% owner, or

                    (ii) the calendar year in which the PARTICIPANT retires.

       (c) The REQUIRED BEGINNING DATE of any PARTICIPANT who is not a 5% owner, who attained age 70 1/2 during 1988, and who did not retire as of January 1, 1989, is April 1, 1990.

       (d) 5% owner, for purposes of this Section, means a PARTICIPANT who is a 5% owner within the meaning of CODE sec. 416(l) (except without regard to whether the PLAN is actually top-heavy) at any time during the PLAN YEAR ending with or within the calendar year in which the PARTICIPANT attains age 66 1/2, or any subsequent PLAN YEAR.

2.27   RETIREMENT and RETIREMENT DATE are defined in Article VII under
       "RETIREMENT".

2.28 SERVICE means employment of the EMPLOYEE by the EMPLOYER for the performance of labor or duties by the EMPLOYEE on behalf of the EMPLOYER and for which the EMPLOYEE is to be compensated by the EMPLOYER.

2.29 TOTAL AND PERMANENT DISABILITY means a physical or mental condition that in the opinion of the PLAN ADMINISTRATOR precludes a person from employment for which he is qualified because of his experience, training, and education, and that is expected to continue for not less than 12 months. The PLAN ADMINISTRATOR'S opinion regarding the degree and permanence of the disability shall be supported by medical evidence.

2.30 TRUSTEES means those persons or the organization with which the EMPLOYER has entered into a trust agreement to provide benefits under the PLAN.

       However, at any time that the PLAN is not trusteed, "TRUSTEES" shall mean the COMPANY.

2.31 VESTED BENEFIT means, at any time, the sum of the PARTICIPANT'S vested INDIVIDUAL ACCOUNT balances.

2.32   YEARS OF SERVICE

       (a)  GENERAL RULE

            Subject to the exclusions set forth in (b) below, a PARTICIPANT'S period of employment taken into account to determine his YEARS OF SERVICE for the purposes of this PLAN shall be measured as follows.

            A PARTICIPANT shall be credited with one YEAR OF SERVICE for each twelve-consecutive-month period which commenced on an ANNIVERSARY DATE on or after the EFFECTIVE DATE and during which the PARTICIPANT accrued at least 1,000 HOURS OF SERVICE.

       In addition, if the PARTICIPANT was an EMPLOYEE on the EFFECTIVE DATE, he shall also be credited with one YEAR OF SERVICE for each twelve-consecutive-month period which commenced on an ANNIVERSARY DATE prior to the EFFECTIVE DATE and during which the PARTICIPANT accrued at least 1,000 HOURS OF SERVICE.

(b)    EXCLUSIONS

       If a PARTICIPANT or former PARTICIPANT accrues a BREAK IN SERVICE YEAR, all YEARS OF SERVICE attributable to his employment prior to that BREAK IN SERVICE YEAR shall thereafter be disregarded unless either

       (1) his Vested Percentage is greater than zero at the time the BREAK IN SERVICE YEAR has accrued, or

       (2)     the number of his consecutive BREAK IN SERVICE YEARS is less than
               (A) or (B), whichever is greater, where

               (A)  equals 5, and

               (B) equals the aggregate number of his YEARS OF SERVICE before the BREAK IN SERVICE YEARS, not taking into account YEARS OF SERVICE previously disregarded because of prior BREAK IN SERVICE YEARS.

       In addition, if a PARTICIPANT or former PARTICIPANT has at least five consecutive BREAK IN SERVICE YEARS, all YEARS OF SERVICE attributable to his employment subsequent to said five consecutive BREAK IN SERVICE YEARS shall thereafter be disregarded for purposes of determining his vested interest in the amount which had been allocated to his Basic Contribution Account (pursuant to Section 4.1.3) prior to the period of such five consecutive BREAK IN SERVICE YEARS.

                                     ARTICLE III

                                    PARTICIPATION

3.1    COMMENCEMENT OF PARTICIPATION

       An EMPLOYEE shall commence participation in the PLAN on the first Entry Date on which he meets the PLAN'S Minimum Participation Standards.

       Notwithstanding the above, the PRELIMINARY SERVICE requirement described in Section 3.2(b) of the PLAN is waived with respect to EMPLOYEES who are at least twenty-one (21) years of age and whose DATE OF EMPLOYMENT is prior to July 1, 1996. Each such EMPLOYEE shall commence participation in the PLAN on the Entry Date immediately following his DATE OF EMPLOYMENT.

       The Entry Dates shall be the EFFECTIVE DATE, and thereafter the first day of each calendar quarter (i.e. each January 1, April 1, July 1, and October 1).

3.2    MINIMUM PARTICIPATION STANDARDS

       An EMPLOYEE meets the PLAN'S Minimum Participation Standards at any time when he satisfies the following conditions:

       (a)     He is an EMPLOYEE.

       (b)     He is credited with at least one (1) year of PRELIMINARY SERVICE.

       (c)     He is at least twenty-one (21) years of age.

3.3    PRELIMINARY SERVICE

       An EMPLOYEE shall be credited with a year of PRELIMINARY SERVICE for each complete Preliminary Computation Period in which he has not less than 1,000 HOURS OF SERVICE, whether or not he was continuously employed during the Preliminary Computation Period.

       Preliminary Computation Periods shall have a duration of twelve consecutive months. Each EMPLOYEE'S initial Preliminary Computation Period shall commence as of his DATE OF EMPLOYMENT (or, after a BREAK IN SERVICE YEAR that permits his prior PRELIMINARY SERVICE to be disregarded, his DATE OF RE-EMPLOYMENT). Thereafter, the Preliminary Computation Periods shall commence as of each ANNIVERSARY DATE, beginning with the first ANNIVERSARY DATE following the EMPLOYEE'S DATE OF EMPLOYMENT (or DATE OF REEMPLOYMENT, if applicable).

       If an EMPLOYEE accrues a BREAK IN SERVICE YEAR, then his PRELIMINARY SERVICE attributable to his employment prior to that BREAK IN SERVICE YEAR shall thereafter be disregarded unless either

       (a) his Vested Percentage is greater than zero at the time the BREAK IN SERVICE YEAR accrues, or

       (b)     the number of his consecutive BREAK IN SERVICE YEARS is less than
               (1) or (2), whichever is greater, where

               (1)  equals 5, and

               (2) equals the aggregate number of his Years of PRELIMINARY SERVICE before the BREAK IN SERVICE YEARS, not taking into account Years of PRELIMINARY SERVICE previously disregarded because of prior BREAK IN SERVICE YEARS.

3.4    ACTIVE PARTICIPATION; INACTIVE PARTICIPATION

       Once an EMPLOYEE has commenced participation (or if he subsequently ceased to participate, once he has resumed participation), he shall be an Active PARTICIPANT with respect to each HOUR OF SERVICE accrued while he is an EMPLOYEE. At any time thereafter at which he is not an EMPLOYEE, but before his participation has ceased, he shall be an Inactive PARTICIPANT.

3.5    CESSATION OF PARTICIPATION

       A PARTICIPANT shall cease to participate in this PLAN (without regard to his status as an EMPLOYEE) as of the first date on which he has most recently terminated his employment as an EMPLOYEE and also has no rights (present or contingent) to any benefit under this PLAN.

3.6    PARTICIPATION ON RESUMPTION OF EMPLOYMENT

       A former EMPLOYEE who participated during the period of his prior employment and who does not have BREAK IN SERVICE YEARS which permit his PRELIMINARY SERVICE earned during his prior employment to be disregarded shall resume participation as of his first HOUR OF SERVICE upon resumption of employment as an EMPLOYEE.

       Any other former EMPLOYEE shall commence participation as of the first Entry Date which occurs on or after the date of his resumption of employment as an EMPLOYEE and as of which he has satisfied the Minimum Participation Standards described in Section 3.2.

                                      ARTICLE IV

                                    CONTRIBUTIONS

4.1.1  BASIC CONTRIBUTIONS: AMOUNT

       For each PLAN YEAR, the EMPLOYER may contribute amounts to the PLAN. These amounts shall be called Basic Contributions, and shall be determined according to the following provisions.

       (a)     BASIC MATCHING CONTRIBUTION

               The EMPLOYER may contribute amounts as a match of Elective Contributions for the PLAN YEAR. The amount of the match will equal such amount as the EMPLOYER deems appropriate, EXCEPT that a PARTICIPANT'S Elective Contributions in excess of six percent (6%) of the PARTICIPANT'S ELECTIVE COMPENSATION for the PLAN YEAR shall not be taken into account.

               For the purposes of this subsection (a), the amount of Elective Contributions to be matched shall be determined without regard to any withdrawals of Elective Contributions that were made during that PLAN YEAR (see Section 4.2.5).

       (b)     BASIC PROFIT-SHARING CONTRIBUTION

               The EMPLOYER may also contribute as a Basic Contribution such additional amount as the EMPLOYER deems appropriate.

       (c)     BASIC TOP-HEAVY CONTRIBUTION

               If a PARTICIPANT is to be credited with some additional amount pursuant to the "top-heavy" provisions of Section 5.2 of this PLAN, such additional amount shall be contributed and credited as an additional portion of the Basic Contribution for that PLAN YEAR.

       Any of the provisions of this Section to the contrary notwithstanding, no amounts may be contributed to the PLAN as Basic Contributions in excess of the maximum amount that the EMPLOYER may deduct from its net income subject to federal income taxation for the EMPLOYER'S taxable year on account of which such contributions have been made plus any amount which may be currently contributed and "carried over" for succeeding taxable years pursuant to CODE sec. 404(a)(3)(A)(ii) (assuming that the EMPLOYER is subject to federal income taxation), nor shall such amounts exceed the maximum amount which may be allocated consistently with the limitations stated in Section 5.1.1.

       Basic Contributions shall be allocated among the PLAN's PARTICIPANTS pursuant to Section 4.1.3 in a uniform and nondiscriminatory manner.

4.1.2  BASIC CONTRIBUTION ACCOUNTS

       Each PARTICIPANT shall have maintained on his behalf a Basic Contribution Account, which shall be adjusted as provided in Article VI and which shall be closed when the PARTICIPANT is entitled to no further benefits under the terms of the PLAN.

4.1.3  BASIC CONTRIBUTIONS: ALLOCATIONS

       (a)     BASIC MATCHING CONTRIBUTIONS: ALLOCATIONS

               As of the last day of each calendar quarter, a portion of the Basic Matching Contribution for the PLAN YEAR, if any, shall be allocated to the Basic Matching Contribution Account of each PARTICIPANT who is allocated an Elective Contribution for that calendar quarter.

               Each such PARTICIPANT shall be allocated a portion of that Basic Matching Contribution, which portion shall equal a uniform percentage (for example, 10%) of his Elective Contributions for the PLAN YEAR, EXCEPT that a PARTICIPANT'S Elective Contributions in excess of six percent (6%) of the PARTICIPANT'S ELECTIVE COMPENSATION for the PLAN YEAR shall not be taken into account.

       (b)     BASIC PROFIT-SHARING CONTRIBUTIONS: ALLOCATIONS

               As of the last day of each PLAN YEAR, after the allocation described in subsection (a) above, a portion of the Basic Profit-Sharing Contribution for the PLAN YEAR, if any, shall be allocated to the Basic Profit-Sharing Contribution Account of each PARTICIPANT who both (1) has not less than 1,000 HOURS OF SERVICE in the PLAN YEAR and (2) is an EMPLOYEE on the last day of the PLAN YEAR, and of each PARTICIPANT who terminated employment as an EMPLOYEE during the PLAN YEAR for reason of his death, TOTAL AND PERMANENT DISABILITY, or RETIREMENT (as defined in Article VII).

               Each such PARTICIPANT shall be allocated a portion of that Basic Profit-Sharing Contribution so that such portion, when compared with the entire amount of Basic Profit-Sharing Contribution that is allocated to all such PARTICIPANTS for the PLAN YEAR pursuant to this subsection, shall bear the same direct proportion that the PARTICIPANT'S ELIGIBLE COMPENSATION for that PLAN YEAR bears to the aggregate ELIGIBLE COMPENSATION of all such PARTICIPANTS for that PLAN YEAR.

          (c)  BASIC TOP-HEAVY CONTRIBUTIONS: ALLOCATIONS

               Also, as of the last day of each PLAN YEAR, each PARTICIPANT who is entitled to be credited with an additional amount of Basic Contribution pursuant to Section 5.2 of this PLAN shall have such amount credited to his Basic Contribution Account.

          (d) If the PLAN fails to satisfy CODE sec. 401(a)(4), 401(a)(26), or 410(b) because of the HOURS OF SERVICE and/or last day conditions of this Section 4.1.3 (or of Section 4.1.5 if forfeitures are reallocated), the conditions shall be suspended to the extent necessary and the minimum number of additional PARTICIPANTS needed to satisfy the tests shall receive an allocation for that PLAN YEAR. PARTICIPANTS who are employed on the last day of the PLAN YEAR shall be added first, in descending order of their HOURS OF SERVICE during the PLAN YEAR. If necessary, PARTICIPANTS who terminated SERVICE during the PLAN YEAR shall then be added, also in descending order of HOURS OF SERVICE during the PLAN YEAR.

4.1.4  BASIC CONTRIBUTIONS: VESTING

       (a) At any time, each PARTICIPANT'S interest in his Basic Contribution Account balance (EXCEPT in Basic Matching Contributions that are forfeited because they relate to excess deferrals, excess contributions, or excess aggregate contributions) shall be stated in terms of his Vested Percentage, which shall be determined from the following schedule according to his YEARS OF SERVICE:

                      YEARS OF SERVICE        Vested Percentage
                  ---------------------------------------------------
                        Less than 2                   0%
                             2                       20%
                             3                       40%
                             4                       60%
                             5                       80%
                        6 or more                   100%

       (b) Subsection (a) above notwithstanding, any PARTICIPANT'S Vested Percentage automatically shall be 100% upon the occurrence of any of the following events:

               (1)     his death while an EMPLOYEE;

               (2) his termination of employment as an EMPLOYEE due to his having incurred TOTAL AND PERMANENT DISABILITY while an EMPLOYEE; or

               (3)     his attainment of NORMAL RETIREMENT AGE.



       (c) Under no circumstances shall any amendment of this PLAN reduce any PARTICIPANT'S Vested Percentage regarding any benefits accrued under this PLAN as of the adoption date (or effective date, if later) of such amendment. With regard to the effect of such an amendment on subsequently accrued benefits, for each PARTICIPANT whose Vested Percentage under the PLAN as amended would at any future time be less than it would be if determined without regard to such amendment, then provided that the PARTICIPANT had completed at least three YEARS OF SERVICE as of the adoption date (or effective date, if later) of the amendment, such PARTICIPANT may irrevocably elect in a writing delivered to the PLAN ADMINISTRATOR during the election period described below to have his Vested Percentage in his subsequently accrued benefits under this PLAN determined without regard to such amendment.

               For the purpose of this Section, the election period within which such election may be delivered to the PLAN ADMINISTRATOR shall begin as of the adoption date of the amendment, and shall end on the sixtieth day after the latest of:


               (1)     the adoption date of the amendment;

               (2)     the effective date of the amendment; or

               (3) the date on which the PARTICIPANT received written notice of the amendment from the EMPLOYER or PLAN ADMINISTRATOR.

4.1.5  FORFEITURES

       (a)     On the date as of which a PARTICIPANT accrues the fifth of five
               (5) consecutive BREAK in SERVICE YEARS, if the balance credited to his Basic Contribution Account exceeds his vested interest in that Account, then his rights (under this PLAN) to such excess shall be immediately forfeited, with the amount of such excess becoming a Forfeiture.

               Forfeitures may also result from the distribution of a PARTICIPANT'S entire VESTED BENEFIT due to his termination of employment as an EMPLOYEE, as further described in Section 7.1.

       (b) All Forfeitures which occur pursuant to this PLAN shall be deposited into a Suspense Account, and thereafter shall be subject to disposition pursuant to Section 5.1.2.

               Basic Matching Contributions that relate to excess deferrals, excess contributions, or excess aggregate contributions shall be forfeited and deposited into a Suspense Account, to be applied to plan Expenses and future Employer Contributions pursuant to
               Section 5.1.2.

4.2.1  ELECTIVE CONTRIBUTIONS: AMOUNT

       (a)     ELECTIVE DEFERRAL

               Each PARTICIPANT may elect to defer his receipt of COMPENSATION that has not yet become available to him. For each PLAN YEAR, the total amount of COMPENSATION that may be deferred may equal not more than fifteen percent (15%) of his ELECTIVE COMPENSATION for the PLAN YEAR.

               A PARTICIPANT may elect to defer COMPENSATION attributable to bonuses at a rate that differs from the rate elected for other COMPENSATION.

               (For the purposes of this Section, the PARTICIPANT'S "ELECTIVE COMPENSATION for the PLAN YEAR" shall include ELECTIVE COMPENSATION attributable to SERVICE performed by the PARTICIPANT during the PLAN YEAR and which, but for the PARTICIPANT'S elective deferral, would have been received by the PARTICIPANT within two and one-half months after the close of the PLAN YEAR.)

               For each PLAN YEAR, on behalf of each PARTICIPANT who has made such an elective deferral, the EMPLOYER shall contribute an amount to the PLAN equal to the amount of the PARTICIPANT'S elective deferral of COMPENSATION for the PLAN YEAR. This contribution shall be called an Elective Contribution.

               Each Elective Contribution shall be paid to the PLAN by the EMPLOYER as soon as reasonably practicable (in no event later than 90 days) after it is withheld by or otherwise paid to the EMPLOYER. In addition, each Elective Contribution shall be paid to the PLAN by the EMPLOYER no later than the last day of the twelve-month period immediately following the PLAN YEAR with respect to which the contribution is made.

       (b)     ELECTION

               A PARTICIPANT may elect to change the amount of his elective deferrals, and therefore the amount of the Elective Contributions made on his behalf, within the limits prescribed in subsection
               (a) above. A PARTICIPANT may also elect to cease his elective deferrals and Elective Contributions altogether, or, having done so, may elect to recommence them.

               A PARTICIPANT'S election to commence or recommence or to change the amount of his elective deferrals may become effective only as of the first day of any prospective calendar quarter. However, a PARTICIPANT'S election to defer COMPENSATION attributable to bonuses may take effect prior to the date the bonus is payable.

               A PARTICIPANT'S election to cease his elective deferrals altogether may become effective only as of the first day of any prospective payroll period.

               Any of the provisions of this subparagraph (b) to the contrary notwithstanding, any election described by this subparagraph (b) regarding elective deferrals may become effective only after written notice delivered to the PLAN ADMINISTRATOR within a reasonable time prior to the effective date of the election.

       (c)     LIMIT ON AMOUNT

               The total sum of any PARTICIPANT'S elective deferrals for any taxable year of the PARTICIPANT may not exceed the limit prescribed by IRC Reg. 1.402(g)-1(c). (Generally, for taxable years beginning in 1995, that limit equals $9,240, except for adjustments made to take into account elective deferrals made to annuity contracts under CODE sec. 403(b)).

               For the purposes of this subsection (c), "elective deferrals" has the meaning defined in IRC Reg. 1.402(g)-1(b), including (but not limited to) Elective Contributions received by this PLAN on the PARTICIPANT'S behalf.

               For any PARTICIPANT, if this limit on elective deferrals is exceeded, then the following corrective measures are permitted.

               (1) The PARTICIPANT may notify the PLAN ADMINISTRATOR of the excess deferral, and may request that the PLAN ADMINISTRATOR distribute to the PARTICIPANT an amount not exceeding the lesser of:

                    (A) the amount of the excess deferral, plus all income allocable to the excess deferral;

                    (B) the sum of all amounts deferred by the PARTICIPANT and contributed to the PLAN as Elective Contributions on behalf of the PARTICIPANT with regard to the affected taxable year, net of any allocable earnings, gains or losses attributable to such amounts; or

                    (C) the balance of the PARTICIPANT'S Elective Contribution Account as of the date of distribution, minus any amounts of withholding that are legally required.

               In addition, the amount that may be included in a corrective distribution shall be reduced by any excess contributions previously distributed to the PARTICIPANT for the PLAN YEAR that began with or within the affected taxable year of the PARTICIPANT.

               To be effective for the purposes of this PLAN, the PARTICIPANT'S notice and request must be in writing and delivered to the PLAN ADMINISTRATOR prior to the first April 15 following the close of the affected taxable year of the PARTICIPANT.

               To the extent that the PARTICIPANT has excess deferrals for the taxable year calculated by taking into account only elective deferrals under this PLAN and other PLANS of the EMPLOYER, and absent actual notification by the PARTICIPANT, the PARTICIPANT shall be deemed to have provided the notice described above in this subsection.

       (2) A corrective distribution of excess deferrals and allocable income may be made during the affected taxable year of the PARTICIPANT only if all of the following conditions are satisfied.

               (A) The PARTICIPANT has designated the amount of the distribution as being attributable to an excess deferral. (Because subsection (1) above limits the amount of the corrective distribution to not more than the amount of excess deferrals calculated by taking into account only elective deferrals under this PLAN and other plans of the EMPLOYER, and absent an actual designation by the PARTICIPANT, the PARTICIPANT shall be deemed to have provided the designation described above in this subsection.)

               (B) The corrective distribution is made after the date on which the PLAN received the excess deferral.

               (C) The PLAN has designated the amount of the distribution as being attributable to an excess deferral.

       (3) Not later than the first April 15 following the close of the affected taxable year of the PARTICIPANT, and after receipt of the PARTICIPANT'S written notice and request, the PLAN ADMINISTRATOR may make the appropriate corrective distribution, consistent with the provisions of this subparagraph (c).

               The PLAN ADMINISTRATOR may require that before the corrective distribution is made, the PARTICIPANT must provide to the PLAN ADMINISTRATOR additional documentation evidencing the PARTICIPANT'S representations regarding the excess deferrals.

       The income allocable to excess deferrals for the affected taxable year of the PARTICIPANT shall be determined according to the IRC Reg. 1.402(g)-1(d)(5).

       In the event of a corrective distribution of excess deferrals and allocable income, the balance of the PARTICIPANT'S Elective Contribution Account shall be reduced accordingly.

4.2.2  ELECTIVE CONTRIBUTION ACCOUNT

       On behalf of each PARTICIPANT who has elected to defer some portion of his COMPENSATION pursuant to this Article IV, there shall be maintained an Elective Contribution Account, which shall be adjusted as provided in
       Article VI and which shall be closed when the PARTICIPANT is entitled to no further benefits under the terms of this PLAN.

4.2.3  ELECTIVE CONTRIBUTIONS: ALLOCATIONS

       Any Elective Contribution received by the PLAN on behalf of a PARTICIPANT shall be credited to the Elective Contribution Account of that PARTICIPANT as of the date on which the contribution was received by the PLAN, but in any event not later than the last day of the PLAN YEAR with respect to which the PARTICIPANT deferred COMPENSATION so as to receive the Elective Contribution.

4.2.4  ELECTIVE CONTRIBUTIONS: VESTING

       The Elective Contributions received by the PLAN on behalf of any PARTICIPANT shall be fully vested in such PARTICIPANT and not subject to forfeiture prior to the time they are withdrawn or distributed pursuant to this PLAN.

4.2.5  ELECTIVE CONTRIBUTIONS: WITHDRAWALS

       (a) At any time before his RETIREMENT DATE, a PARTICIPANT may apply to withdraw an amount from his Elective Contribution Account. The application must be in writing and received by the PLAN ADMINISTRATOR. If the PARTICIPANT has attained age 59 1/2 or is not an EMPLOYEE as of the date of distribution, the PARTICIPANT may withdraw up to the entire balance of his Elective Contribution Account, including interest or other earnings. Subject to the additional restrictions of this section, any other PARTICIPANT may withdraw an amount that does not exceed the balance of the account attributable to Elective
               Contributions made on his behalf, excluding any interest or other earnings.

       (b) If the PARTICIPANT is an EMPLOYEE on the date as of which the withdrawal is to be distributed, and if the PARTICIPANT has not yet attained age 59 1/2 as of the date of distribution, the PLAN ADMINISTRATOR may permit the distribution only to the extent that the PLAN ADMINISTRATOR reasonably believes that the distribution is necessary to satisfy an immediate and heavy financial need of the PARTICIPANT, taking into account all relevant facts and circumstances.

               (1) Any of the following facts and circumstances shall automatically be deemed by the PLAN ADMINISTRATOR to constitute an immediate and heavy financial need of the
                    PARTICIPANT:

                    (A) expenses for medical care (as defined in CODE sec. 213(d)) that were either previously incurred by the PARTICIPANT, the PARTICIPANT'S spouse, or any dependents of the PARTICIPANT (with "dependents" being as defined by CODE sec. 152) or that are necessary for these persons to obtain such medical care;

                    (B) costs directly related to the purchase of a principal residence for the PARTICIPANT (excluding mortgage payments);

                    (C) payment of tuition and related educational fees for the next 12 months of post-secondary education for the PARTICIPANT, or the PARTICIPANT'S spouse, children, or dependents (as defined in CODE sec. 152);

                    (D) payments necessary to prevent the eviction of the PARTICIPANT from the PARTICIPANT'S principal residence, or foreclosure on the mortgage on that residence; or

                    (E) any other facts and circumstances that the Commissioner of the Internal Revenue Service has included through the publication of revenue rulings, notices, or other documents of general applicability.

                    A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the PARTICIPANT.

               (2) In requesting a withdrawal due to financial need, the PARTICIPANT shall specifically identify the facts and circumstances which have caused the financial need and shall state the amount needed to satisfy the need, which may include amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution. The PARTICIPANT shall further state that, to the extent of the amount requested, the financial need cannot otherwise be satisfied by:

                    (A) reimbursement or compensation by insurance or otherwise;

                    (B) reasonable liquidation of the PARTICIPANT'S assets, but only to the extent that such liquidation would not in itself cause an immediate and heavy financial need;

                    (C) cessation of elective deferrals or any PARTICIPANT contributions permitted by the PLAN;

                    (D) other distributions or nontaxable (at the time of the loan) loans from this PLAN or any other plan maintained by the EMPLOYER or any other employer; and/or

                    (E) borrowing from commercial sources on reasonable commercial terms.

                    For the purposes of this subsection, the PARTICIPANT'S resources shall be deemed to include those assets of the PARTICIPANT'S spouse and minor children to the extent that such assets are reasonably available to the PARTICIPANT.

               (3) Before the withdrawal may be permitted, the PLAN ADMINISTRATOR shall receive from the PARTICIPANT any documentation that the PLAN ADMINISTRATOR requires in the performance of his fiduciary duty to substantiate that the withdrawal is necessary to satisfy the financial need identified by the PARTICIPANT. Under no circumstances shall the PLAN ADMINISTRATOR distribute more than the PLAN ADMINISTRATOR reasonably believes is necessary to satisfy the financial need identified by the Participant.

      (c) The PLAN ADMINISTRATOR shall approve or deny the PARTICIPANT'S application for such a withdrawal within a reasonable amount of time after receipt of such application. If approved, payment shall be made by the PLAN ADMINISTRATOR as soon as administratively practicable, but in any event within ninety (90) days after the PLAN ADMINISTRATOR'S receipt of the PARTICIPANT'S application.

           The PLAN ADMINISTRATOR shall also issue any denial of such an application as soon as administratively practicable. Such a denial shall be delivered in writing and shall state specifically the reasons for such denial.

      (d) The PLAN ADMINISTRATOR may limit the frequency of withdrawals. Such limit shall apply uniformly to all PARTICIPANTS.

      (e)  The amount of any withdrawal from an Elective
           Contribution Account pursuant to this Section shall be charged against that Account as of the date that the withdrawal is distributed from the PLAN.

           Absent written directions from the PARTICIPANT to the contrary, a withdrawal shall be taken pro rata from the PARTICIPANT'S balances in the PLAN's investment options (described in Section 6.1.2) as of the date of withdrawal.

4.3.1  SUPPLEMENTAL CONTRIBUTIONS: AMOUNT

       For any PLAN YEAR in which the PLAN ADMINISTRATOR determines that the average of the actual deferral ratios and/or the actual contribution ratios of PARTICIPANTS who are HCE'S exceeds the limit determined pursuant to Section 5.3(b) or 5.4(b), as applicable, the EMPLOYER may make Supplemental Contributions that meet the requirements for QUALIFIED NONELECTIVE CONTRIBUTIONS or QUALIFIED MATCHING CONTRIBUTIONS described in Article II. Supplemental Contributions shall be made solely for the purpose of complying with the limitations of the applicable Section, and shall not exceed the amount necessary to satisfy the test described therein, subject to the limits of Section 5. 1.

4.3.2  SUPPLEMENTAL CONTRIBUTION ACCOUNTS

       A Supplemental Contribution Account shall be maintained on behalf of each PARTICIPANT who will be allocated a portion of the Supplemental Contribution. The account shall be adjusted as provided in Article VI and shall be closed when the PARTICIPANT is entitled to no further benefits under the terms of THE PLAN.

4.3.3  SUPPLEMENTAL CONTRIBUTIONS: ALLOCATIONS

       As of the last day of the PLAN YEAR, a portion of the Supplemental Contribution for the PLAN YEAR, if any, shall be allocated to the Supplemental Contribution Account of each PARTICIPANT who (1) is not an HCE; (2) is allocated an Elective Contribution for that PLAN YEAR; (3) has not less than 1,000 HOURS OF SERVICE in the PLAN YEAR, and (4) is an EMPLOYEE on the last day of the PLAN YEAR.

       Each such PARTICIPANT shall be allocated a portion of that Supplemental Contribution so that such portion, when compared with the entire amount of Supplemental Contribution that is allocated to all such PARTICIPANTS for the PLAN YEAR, shall bear the same direct proportion that the PARTICIPANTS COMPENSATION for that PLAN YEAR bears to the aggregate COMPENSATION of all such PARTICIPANTS for that PLAN YEAR.

4.3.4  SUPPLEMENTAL CONTRIBUTIONS: VESTING

       At any time, a PARTICIPANT'S interest in his Supplemental Contribution Account shall be fully vested and not subject to forfeiture prior to the withdrawal or distribution of such balance pursuant to this PLAN.

4.4.1  ROLLOVER CONTRIBUTION: AMOUNT

       The PLAN ADMINISTRATOR may accept Rollover Contributions from or on behalf of a PARTICIPANT.

       As used herein, Rollover Contribution means all or a portion of an "eligible rollover distribution" described in CODE sec. 402(c), or an amount paid or distributed out of an individual retirement account or individual retirement annuity described in CODE sec. 408(d)(3)(A)(ii).

       The PLAN ADMINISTRATOR may require such assurance and proofs of fact from the PARTICIPANT as may be necessary to determine whether an amount the PARTICIPANT desires to contribute is a Rollover Contribution as defined herein. He may further require the PARTICIPANT to agree to indemnify the PLAN for any adverse consequences which may follow if a contribution proves not to have been a Rollover Contribution. An EMPLOYEE on whose behalf a transfer described in this Section is made shall agree to cooperate fully with the PLAN ADMINISTRATOR in effecting any and all corrective measures which may be required by an agency of the federal government to prevent the PLAN's disqualification as a result of the transfer.

4.4.2  ROLLOVER CONTRIBUTION ACCOUNT

       For the benefit of any PARTICIPANT on whose behalf the PLAN has accepted any Rollover Contribution, there shall be maintained a Rollover Account. Rollover Accounts shall be adjusted as provided in Article VI, and shall be closed when the balances of such accounts, including allocable earnings, gains and losses, have been distributed pursuant to this PLAN.

4.4.3  ROLLOVER CONTRIBUTIONS: ALLOCATION

       Any Rollover Contribution received by the PLAN pursuant to this Article IV shall be credited as it is received to the Rollover Account(s) of the PARTICIPANT on whose behalf it was received.

4.4.4  ROLLOVER CONTRIBUTIONS: VESTING

       The Rollover Contributions received by the PLAN on behalf of any PARTICIPANT shall be fully vested in such PARTICIPANT and not subject to forfeiture prior to the time they are distributed pursuant to this PLAN.

                                      ARTICLE V

                         REQUIRED NON-DISCRIMINATION TESTING

5.1.1  LIMITATION ON ADDITIONS

       (a) The Annual Additions to this PLAN for the benefit of a PARTICIPANT in a LIMITATION YEAR are the sum of:

               (1) Allocations to his Elective Contribution Account for the LIMITATION YEAR, directly or indirectly, of the Elective Contributions to the PLAN; and

               (2) Allocations to his Basic Matching Contribution Account for the LIMITATION YEAR, directly or indirectly, of the Basic Matching Contributions to the PLAN; and

               (3) Allocations to his Basic Profit-Sharing Account for the LIMITATION YEAR, directly or indirectly, of the Basic Profit-Sharing Contributions to the PLAN; and

               (4) Allocations to his Supplemental Contribution Account for the LIMITATION YEAR, directly or indirectly, of any Supplemental Contributions to the PLAN; and

               (5) Allocations to any individual medical account maintained an behalf of the PARTICIPANT by the EMPLOYER pursuant to a pension or annuity PLAN, as described in Sections 415(l)(1) and 419A(d)(2) of the CODE.

               Contributions shall not fail to be Annual Additions to this PLAN merely because such contributions are excess contributions or excess aggregate contributions, or merely because such excess contributions or excess aggregate contributions are distributed. Excess deferrals are Annual Additions only if they are not distributed as provided in Article IV.

       (b) A PARTICIPANT'S Maximum Annual Addition for a LIMITATION YEAR is the lesser of:

               (1) 25% of the PARTICIPANT'S compensation for the LIMITATION YEAR; or

               (2)  the greater of:

                    (A)  $30,000; or

                    (B) 25% of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the CODE as in effect for the LIMITATION YEAR or such other amount as the Secretary of the Treasury or his delegate may from time to time authorize pursuant to Section 415(d) of the CODE.

       (c) Any provisions of this PLAN to the contrary notwithstanding, the Annual Additions to this PLAN for the benefit of a PARTICIPANT in a LIMITATION YEAR shall in no event exceed the PARTICIPANT'S Maximum Annual Addition for that LIMITATION YEAR.

               If allocations pursuant to Article IV would otherwise result in the limitation in the preceding sentence being exceeded for a PARTICIPANT in a LIMITATION YEAR because of the allocation of Forfeitures, if any, or because of a reasonable error in estimating a PARTICIPANTS annual compensation, or because of a reasonable error in determining the amount of elective deferrals (within the meaning of CODE sec. 402(g)(3), or because of any other facts and circumstances which the Internal Revenue service finds to be appropriate consistent with sec. 415 of the CODE and regulations promulgated thereunder, then the PLAN ADMINISTRATOR shall reduce that PARTICIPANT'S Annual Additions, but only to the extent that the sum of such Additions no longer exceeds his Maximum Annual Additions.

               This reduction of the PARTICIPANT'S Annual Additions shall be accomplished by reducing the allocation (if any) to the PARTICIPANT'S INDIVIDUAL ACCOUNTS of each of the allocated amounts described below according to the order in which they are listed. Each such amount shall be completely exhausted before the next listed allocation is reduced.

               The allocations to be reduced (and the order in which they shall be reduced) shall be as follows:

               (1)  Elective Contributions and related Basic Matching
                    Contributions

               (2)  Basic Profit-Sharing Contributions

               (3)  Supplemental Contributions

               The amount by which an Elective Contribution is reduced shall be distributed to the PARTICIPANT on whose behalf it was received as soon as administratively practicable, and shall include any earnings and gains that have been allocated and which are attributable to that returned amount.

               The remaining surplus amounts created by the reductions described above shall be reallocated to a Suspense Account established and administered pursuant to Section 5.1.2.

       (d) For purposes of this Section, "compensation" means a PARTICIPANT'S wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the EMPLOYER, but does not include:

               (1)  contributions made by the EMPLOYER on behalf of the
                    PARTICIPANT:

                    (A) for medical benefits within the meaning of CODE section 419A(f)(2) after the PARTICIPANT'S most recent termination of employment as an EMPLOYEE or for medical benefits as described by CODE section 416(l)(1), where such contributions are treated as Annual Additions;

                    (B) to a plan of deferred compensation to the extent that, before the application of CODE section 415 to that plan, the contributions are not includible in the gross income of the PARTICIPANT for the taxable year in which contributed; or

                    (C) to a simplified employee pension (according to CODE section 408(k)) to the extent that such contributions are deductible by the PARTICIPANT pursuant to CODE section 219(b)(7);

               (2) distributions from a plan of deferred compensation except for amounts received by the PARTICIPANT pursuant to an unfunded non-qualified plan of deferred compensation in the year such amounts are includible in the PARTICIPANT'S gross income;

               (3) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the PARTICIPANT either becomes freely transferable or is no longer subject to a substantial risk of forfeiture for purposes of sec. 83 of the CODE and regulations thereunder;

               (4) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

               (5) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the PARTICIPANT), or contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in sec. 403(b) of the CODE (whether or not the contributions are excludable from the gross income of the PARTICIPANT); or

               (6) elective deferrals (as defined by CODE sec. 402(g)(3)) made by the PARTICIPANT and amounts accrued by the PARTICIPANT but which are not then included as taxable income of the PARTICIPANT pursuant to a "cafeteria" or other such plan maintained by the EMPLOYER according to CODE sec. 125.

               For any SELF-EMPLOYED INDIVIDUAL, "compensation" will include EARNED INCOME.

               For the purposes of this Section, the total amount of compensation that is actually paid or made available to a PARTICIPANT within a LIMITATION YEAR shall be the amount of that PARTICIPANT'S compensation taken into account regarding that LIMITATION YEAR.

       (e) ADDITIONAL LIMITATION IN THE CASE OF DEFINED BENEFIT PLAN AND DEFINED CONTRIBUTION PLAN FOR SAME EMPLOYEE

               (1) In any case where a PARTICIPANT has at any time participated in a defined benefit plan maintained by the EMPLOYER, the limitation imposed by this Section (without regard to this Additional Limitation) shall be reduced to the extent necessary to prevent the PARTICIPANT'S Combination Ratio from exceeding 1.0 in any LIMITATION YEAR. A PARTICIPANT'S Combination Ratio is the sum of his Defined Benefit Fraction and his Defined Contribution Fraction.

               (2) A PARTICIPANT'S Defined Benefit Fraction for a LIMITATION YEAR is a fraction -

                    (A) the numerator of which is his projected annual benefit (as defined in sec. 415(e) of the CODE and regulations thereunder) to which the

                         PARTICIPANT would be entitled under the defined benefit plan as of the close of the LIMITATION YEAR;

                    (B)  the denominator of which is the lesser of:

                         (i) the product of 1.25 (or, if the PLAN is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the dollar limitation in effect under sec. 415(b)(1)(A) of the CODE for such LIMITATION YEAR, or

                         (ii) the product of 1.4 multiplied by the amount which
                              may be taken into account under sec. 415(b)(1)(B) of the CODE with respect to such PARTICIPANT for such LIMITATION YEAR.

               (3) A PARTICIPANT'S Defined Contribution Fraction for a LIMITATION YEAR is a fraction -

                    (A) the numerator of which is the sum of the Annual Additions (as defined in this Section) to the PARTICIPANT'S account for the PARTICIPANT'S benefit as of the close of the LIMITATION YEAR and for all prior LIMITATION YEARS; and

                    (B) the denominator of which is the sum of the lesser of the following amounts determined for such LIMITATION YEAR and for each prior LIMITATION YEAR of service with the EMPLOYER:

                         (i) the product of 1.25 (or, if the PLAN is top-heavy as determined under the provisions of Section 5.2, 1.0) multiplied by the dollar limitation in effect under sec. 415(c)(1)(A) of the CODE for such LIMITATION YEAR (determined without regard to sec. 415(c)(6) of the CODE), or

                         (ii) the product of 1.4 multiplied by the amount which
                              may be taken into account under sec. 415(c)(1)(B) of the CODE (or subsection (c)(7) or (8), if applicable) with respect to such PARTICIPANT for such LIMITATION YEAR.

               (4) For purposes of this Additional Limitation, EMPLOYEE contributions to any defined benefit plan maintained by the EMPLOYER, whether mandatory or voluntary, shall be treated as a separate defined contribution plan maintained by the EMPLOYER.

               (5) If an additional limitation is applicable, it shall be imposed in this PLAN before any reduction in the limitation on benefits payable under any defined benefit plan, unless the applicable defined benefit plan provides expressly to the contrary.

       (f)     AGGREGATION OF PLANS

               For purposes of this Section, all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the EMPLOYER will be treated as part of this PLAN, and all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the EMPLOYER will be treated as one defined benefit plan.

          EMPLOYEE contributions (whether mandatory or voluntary) to a qualified defined benefit plan maintained by the EMPLOYER shall be treated as a defined contribution plan maintained by the EMPLOYER.

          Any qualified defined benefit or defined contribution plan maintained by any member of a controlled group of corporations or group of trades or businesses (whether or not incorporated) under common control (within the meaning of sec. 414(b) and (c) of the CODE as modified by sec. 415(h)) of which the EMPLOYER is a member shall be treated as a plan maintained by the EMPLOYER.

5.1.2  SUSPENSE ACCOUNT

       For any PLAN YEAR, after application of Section 5.1.1, if there remain amounts which have been contributed to the PLAN but which cannot otherwise be permissibly reallocated according to the terms of this PLAN, then such excess amounts shall be held unallocated in a Suspense Account.

       Any provisions of this PLAN to the contrary notwithstanding, any amounts held in a Suspense Account shall be applied toward EMPLOYER contributions and PLAN expenses as such obligations accrue, with the EMPLOYER making no further contributions to the PLAN until such time as the Suspense Account balance has been exhausted.

       Any Suspense Account balance which is maintained at any time shall not share in any portion of the Net Adjustment described in Section 6.2 which is attributable to earnings, gains, or losses. No amounts held in a Suspense Account may be distributed to any PARTICIPANT at any time prior to termination of the PLAN. If there are amounts held in a Suspense Account at a time when the PLAN is terminated, such amounts may revert to the EMPLOYER according to Section 8.1.3.

5.2.1  TOP-HEAVY PROVISIONS: APPLICATION

       The provisions of this Article shall become effective only if, as of the first day of the applicable PLAN YEAR, the PLAN is top-heavy pursuant to the Test described in Section 5.2.2.

5.2.2  TOP-HEAVY DETERMINATION

       (a)     Definitions

               (1) AGGREGATION GROUP.

                   (A) REQUIRED AGGREGATION GROUP means

                       (i) each and every plan of the EMPLOYER in which a KEY EMPLOYEE is a PARTICIPANT during the PLAN YEAR containing the Determination Date or any of the four preceding PLAN YEARS, including any plan that has subsequently terminated, and

                    (ii) each other plan of the EMPLOYER which enables any plan described in subsection (l) above to meet the participation and nondiscrimination requirements of the CODE, including (but not limited to) the requirements of CODE sections 401(a)(4) and 410.

               (B) PERMISSIVE AGGREGATION GROUP means a Required Aggregation Group or a plan described in subsection (A)(l) above together with any other plan of the EMPLOYER which is not required to be included in an Aggregation Group under subsection (A)(ii) above but which may be so included if such group would continue to meet the participation and nondiscrimination requirements of the Internal Revenue CODE.

               (C) TOP-HEAVY GROUP means any Required Aggregation Group found to be top-heavy pursuant to subsection (b) of this Section 5.2.2.

          (2)  DETERMINATION DATE means

               (A) in the case of the first PLAN YEAR, the last day of such PLAN
                   YEAR;

               (B) in all other cases, the last day of the preceding PLAN YEAR.

          (3) KEY EMPLOYEE and non-KEY EMPLOYEE are defined in Section 416(l) of the CODE. For the purposes of determining who is a KEY EMPLOYEE, "COMPENSATION" shall be determined according to CODE sec. 415(c)(3), but including amounts contributed by the EMPLOYER pursuant to a salary reduction agreement and which are excludable from the EMPLOYEE'S gross income under CODE sec. 125, 402(e)(3), 402(h), or 403(b). KEY EMPLOYEE is also described in Article ii, under the definition of "EMPLOYEE".

          (4) PRESENT VALUE OF ACCRUED BENEFITS means, for this PLAN, the sum of

               (A) the account balances attributable to Basic and Elective Contributions and Supplemental Contributions as of the most recent Valuation Date occurring within a twelve-month period ending on the Determination Date, and

               (B) an adjustment for contributions due as of the Determination Date.

               If this PLAN is a member of an Aggregation Group, Present Value of Accrued Benefits shall mean the sum of the account balances of all EMPLOYER and nondeductible EMPLOYEE Contribution Accounts maintained for the PARTICIPANT pursuant to all defined contribution PLANS that belong to the group and of which he is a member and also the sum of the present values of the vested accrued benefits due the PARTICIPANT pursuant to all defined benefit plans that belong to the group and of which the PARTICIPANT is a member.

          (5) VALUATION DATE means the last date in each PLAN YEAR on which interest is allocated and account balances are determined.

       (b)     Top-Heavy Test

               The PLAN (or Aggregation Group) shall be top-heavy for each PLAN YEAR if, as of the Determination Date, the PLAN's (or Aggregation Group's) top-heavy ratio for the PLAN YEAR exceeds sixty percent (60%). The top-heavy ratio is the Present Value of Accrued Benefits of all KEY EMPLOYEES over the Present Value of Accrued Benefits of all EMPLOYEES, excluding former Key EMPLOYEES. Calculation of the top-heavy ratio shall be made in accordance with sec. 416 of the CODE (with specific reference to CODE sec. 416(g)(3)) and the regulations promulgated thereunder and shall take into account the following amounts:

               (1)  Present Value of Accrued Benefits as described in subsection
                    (a)(4) above;

               (2) Amounts transferred to this PLAN pursuant to a merger, consolidation or spinoff involving this PLAN and one or more other plans; and

               (3) The amount of all distributions to PARTICIPANTS or their BENEFICIARIES during the PLAN YEAR that includes the Determination Date and also during the four preceding PLAN YEARS pursuant to this PLAN or pursuant to a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, EXCEPT any distribution which occurred after the Valuation Date but prior to the Determination Date to the extent that such a distribution has been included in the calculation of the Present Value of Accrued Benefits.

               Any rollover to this PLAN initiated by the EMPLOYEE and transferred to this PLAN from a qualified plan maintained by an unrelated employer shall not be taken into account.

               However, calculation of the top-heavy ratio for any PLAN YEAR shall not take into account the Present Value of Accrued Benefits or the amount of all distributions made to any individual who has not performed services for the EMPLOYER at any time during the 5-year period ending on such PLAN YEAR'S Determination Date.

               For an Aggregation Group, each plan shall initially be tested separately, and then the PLANS shall be aggregated by adding together the results for each plan as of the Determination Dates that fall within the same calendar year. If the Aggregation Group includes two or more defined benefit plans, the same actuarial assumptions will be specified within and used by such plans for the purposes of this Section 5.2. Also, in such defined benefit plans proportional subsidies shall be ignored and non-proportional subsidies considered for the purposes of this
               Section 5.2.2(b).

               For a Required Aggregation Group, each PLAN shall be tested by determining the Present Value of Accrued Benefits for non-Key EMPLOYEES (1) pursuant to the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated EMPLOYERS; or (2) if there is no such method, as if such Accrued Benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rates of
               Section 411(b)(1)(C) of the CODE.

5.2.3  SPECIAL RULES FOR TOP-HEAVY PLANS

       (a)     Application of Special Rules

               (1)  If, after application of the top-heavy test described in
                    Section 5.2.2(b), this PLAN is found not to be top-heavy, then the special rules set forth below shall not apply to this PLAN. In that event, the other applicable provisions in this PLAN will govern.

               (2) If, after application of the top-heavy test in Section 5.2.2(b), this PLAN is found to be top-heavy, then the following special rules shall govern.

       (b)     Minimum Contribution

               (1) For each PLAN YEAR in which the PLAN is top-heavy, each non-KEY EMPLOYEE who is a PARTICIPANT and who has not separated from SERVICE at the end of the PLAN YEAR, including any PARTICIPANT who failed to complete 1,000 HOURS OF SERVICE, and any who did not make an Elective Contribution pursuant to Section 4.2.1, shall accrue not less than the minimum contribution described below.

               (2) The sum of the EMPLOYER'S contributions and any forfeitures allocated to the INDIVIDUAL ACCOUNTS of each such PARTICIPANT for each PLAN YEAR in which the PLAN is top-heavy must equal not less than

                    (A) at least three percent (3%) of each such PARTICIPANT'S Compensation for that PLAN YEAR; or

                    (B) if the highest percentage of COMPENSATION provided on behalf of KEY EMPLOYEES who are PARTICIPANTS for that PLAN YEAR is less than three percent (3%), then not less than the same percentage of such COMPENSATION for that PLAN YEAR for each non-KEY EMPLOYEE PARTICIPANT as the largest percentage of such COMPENSATION provided on behalf of KEY EMPLOYEE PARTICIPANTS for that PLAN YEAR.

               (3) Any provisions of subsection (2) above to the contrary notwithstanding, for each PLAN YEAR in which the EMPLOYER maintains both a defined benefit plan and a defined contribution plan and both plans are top-heavy, each non-KEY EMPLOYEE who is a PARTICIPANT in both such PLANS shall be credited with not less thana portion of the sum of the EMPLOYER'S contributions and forfeitures made under the terms of this PLAN for that PLAN YEAR equal to five percent (5%) of his COMPENSATION.

               In determining the minimum contribution or benefit that is required for non-KEY EMPLOYEES by this Section, Elective Contributions and matching contributions, if any, that are allocated to KEY EMPLOYEES shall be taken into account. However, to the extent that matching contributions made on behalf of non-KEY EMPLOYEES are taken into account in meeting the Actual Deferral Percentage Test and/or the Actual Contribution Percentage Test described in Article V, such contributions may not additionally be credited as part of any minimum contribution or benefit required by this Section. Elective Contributions made on behalf of non-KEY EMPLOYEES may not be credited as part of any minimum contribution or benefit required by this Section.

               If the EMPLOYER is required to contribute an additional amount to the PLAN on behalf of a PARTICIPANT as a result of the operation of this Article, that amount shall be credited to a Basic Contribution Account established and maintained on his behalf.

5.3    ACTUAL DEFERRAL PERCENTAGE TEST

       (a) For each PLAN YEAR, the PLAN ADMINISTRATOR shall perform (or have performed) an Actual Deferral Percentage Test in order to ensure that the PLAN'S cash or deferred arrangement satisfies the requirements of CODE sec. 401(k)(3) and does not impermissibly discriminate in favor of PARTICIPANTS who are HIGHLY COMPENSATED EMPLOYEES ("HCE'S").

               The Actual Deferral Percentage ("ADP") Test shall compare the ADP of those PARTICIPANTS who are HCE'S with the ADP of those PARTICIPANTS who are not HCE'S.

               For any group of PARTICIPANTS, the group's ADP equals the average (expressed as a percentage) of the actual deferral ratios of that group's PARTICIPANTS, with each PARTICIPANT'S actual deferral ratio calculated separately.

               For any PLAN YEAR, a PARTICIPANT'S actual deferral ratio consists of the amount of the PARTICIPANT'S Elective Contribution for the PLAN YEAR (subject to the limitations of the following paragraph) plus, at the discretion of the PLAN ADMINISTRATOR, the amount of any QUALIFIED MATCHING CONTRIBUTIONS ("QMAC'S") and QUALIFIED NONELECTIVE CONTRIBUTIONS ("QNC'S") that are treated as Elective Contributions and included in the ADP testing by the PLAN ADMINISTRATOR, with such sum expressed as a percentage of his COMPENSATION. For this purpose, in any PLAN YEAR, the PLAN ADMINISTRATOR may elect to limit the COMPENSATION taken into account for every PARTICIPANT to COMPENSATION received while participating in the PLAN.

               However, the PLAN ADMINISTRATOR'S discretion in choosing to include any QMAC'S or QNC'S is limited to the extent that such inclusion satisfies the conditions and requirements set forth in 26 CFR 1.401(k)-1(b)(5).

               In determining a PARTICIPANT'S actual deferral ratio, the PARTICIPANT'S Elective Contributions may be taken into account only to the extent that they satisfy the following conditions.

               (1) The Elective Contribution must be allocated to an account maintained on behalf of the PARTICIPANT as of a day within the PLAN YEAR being considered. For the purpose of this provision, an Elective Contribution shall be considered allocated as of a date within a plan year only if both:

                    (A) the allocation is not contingent upon the PARTICIPANT'S participation in a plan or performance of service on any date subsequent to the date of allocation; and

                    (B) the amount of the Elective Contribution is actually paid to the plan pursuant to which the Elective Contribution is made no later than the end of the twelve-consecutive-month period immediately following the plan year to which the contribution relates.

               (2) The Elective Contribution relates to COMPENSATION that either:

                    (A) would have been received by the PARTICIPANT in the plan year but for the PARTICIPANT'S election to defer that COMPENSATION, or

                    (B) is attributable to service performed by the PARTICIPANT in the PLAN YEAR and, but for the PARTICIPANT'S election to defer, would have been received by the PARTICIPANT within two and one-half months after the close of the plan year.

               In addition, if with reference to a PLAN YEAR the PARTICIPANT was an HCE and also participated in more than one cash or deferred arrangement sponsored by the EMPLOYER, then all such cash or deferred arrangements shall be aggregated and treated as one arrangement for the purposes of determining the PARTICIPANT'S actual deferral ratio for that PLAN YEAR. If these arrangements have different plan years, these arrangements' plan years that end with or within the same calendar year shall be aggregated and treated for ADP purposes as a single arrangement and single plan year. However, the preceding provisions to the contrary notwithstanding, contributions and allocations under plans described by CODE sec. 4975(e)(7) (i.e. "ESOP's") shall not be aggregated.

       (b) For each PLAN YEAR, the ADP for the group of Eligible PARTICIPANTS who are HCE'S for that PLAN YEAR shall not exceed the greater of (1) or (2), where

               (1) equals 125% of the ADP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR; and

               (2)  equals the lesser of (A) and (B), where

                    (A) equals 200% of the ADP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR, and

                    (B) equals the ADP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR, plus 2 percentage points (or such other amount as may be prescribed by the Secretary of the Treasury).

               For the purposes of this subsection, "Eligible PARTICIPANTS" means those PARTICIPANTS who during the PLAN YEAR were eligible to have elected to defer some portion of their COMPENSATION for that PLAN YEAR so as to receive an Elective Contribution, regardless of whether such an election was actually made.

       (c) If for a PLAN YEAR the ADP limits of subsection (b) above are exceeded, the amount of excess contributions to be attributed to each HCE shall be determined by the following leveling method.

               The PLAN ADMINISTRATOR shall reduce the amount of Elective Contributions that are allocated pursuant to the PLAN for that PLAN YEAR on behalf of the HCE with the highest actual deferral ratio. This reduction shall be made only to the extent required to (1) enable the PLAN to meet the ADP limits, or (2) cause the HCE'S actual deferral ratio to equal the actual deferral ratio of the HCE with the next highest actual deferral ratio, whichever occurs first.

               This process shall be repeated by the PLAN ADMINISTRATOR until the ADP test limits of subsection (b) above have been met.

               For each PLAN YEAR, the amount of excess contributions, if any, for each HCE shall equal the sum of the HCE'S Elective Contributions, plus any QUALIFIED NONELECTIVE CONTRIBUTIONS and QUALIFIED MATCHING CONTRIBUTIONS that are treated as Elective Contributions (determined prior to the application of this subsection) in determining the HCE'S actual deferral ratio, minus the product of the HCE'S actual deferral ratio (determined after application of this subsection) multiplied by the HCE'S COMPENSATION.

          (d) After the close of the PLAN YEAR to which the excess contributions are attributable, but within twelve months after such PLAN YEAR'S close, the PLAN ADMINISTRATOR shall designate as such and distribute to each HCE the amount (if any) of excess contributions (plus any allocable income attributable to such contributions) that were made on that HCE'S behalf, minus the sum of any excess deferrals previously distributed to the HCE for the HCE'S taxable year ending with or within that PLAN YEAR.

               The income allocable to a PARTICIPANT'S excess contributions (the "excess income") for the PLAN YEAR shall be determined separately from the excess income for the period between the end of the PLAN YEAR and the date as of which the corrective distribution is made (the "gap period").

               The excess income for the PLAN YEAR shall be determined by multiplying the income for the PLAN YEAR allocable to the PARTICIPANT'S Elective Contributions (and amounts treated as Elective Contributions) by a fraction. The numerator of the fraction is the amount of excess contributions made on behalf of the PARTICIPANT for the PLAN YEAR. The denominator is the PARTICIPANT'S INDIVIDUAL ACCOUNT balance attributable to Elective Contributions (and amounts treated as Elective Contributions) as of the end of the PLAN YEAR, with such balance reduced by the gain allocable to such total balance for the PLAN YEAR and increased by the loss allocable to such total balance for the PLAN YEAR.

               The excess income for the gap period may be calculated by utilizing either a fractional method or a safe-harbor method, with the choice of method being made by the PLAN ADMINISTRATOR in his or her sole discretion.

               Under the fractional method, the income for the gap period that is allocable to the PARTICIPANT'S Elective Contributions is multiplied by the same fraction that is used to determine the excess income for the PLAN YEAR.

               Under the safe-harbor method, the excess income for the gap period shall equal the product of:

               (1) 10% of the PARTICIPANT'S excess income for the PLAN YEAR, multiplied by

               (2) the number of the calendar months that have elapsed since the end of the PLAN YEAR. (In determining the number of months that have elapsed, a distribution that occurs on or before the fifteenth day of the month shall be deemed to have been made as of the last day of the preceding month, and a distribution occurring after such fifteenth day shall be deemed to have occurred as of the first day of the next subsequent month.)

       (e) Any of the provisions of this Section to the contrary notwithstanding, in determining the actual deferral ratio of a PARTICIPANT who is an HCE, the family aggregation rules described in paragraph (4) of the definition in Article II of Highly Compensated EMPLOYEE shall apply, and the actual deferral ratio of any such family aggregate shall equal the actual deferral ratio determined by combining the contributions received by the PLAN on behalf of and COMPENSATION paid to all eligible family members.

               After the actual deferral ratio of such a family aggregate has been determined, the amount of excess contributions (if any) that were allocated on behalf of the family aggregate shall be determined and corrected according to the "leveling" method described in subsection (c) above. The resulting excess contributions shall be reallocated among those family members whose contributions were combined to determine the actual deferral ratio of the family aggregate, with each such member being allocated an amount of excess contribution in proportion to the contributions of each such member that have been combined.

       (f) For the purposes of satisfying the limits specified in this Section and in CODE sections 401(a)(4), 410(b), and 401(k), two or more cash or deferred arrangements may be aggregated, provided that such aggregation is consistent with the provisions of IRC Regs. 1.401(k)-1(b)(3) and 1.401(k)-1(g)(1)(ii); for example, cash or deferred arrangements may be aggregated pursuant to this subsection only if the respective plans of which they are part have the same plan years. All elective contributions that are made under any plan that are aggregated with this plan for the purposes of CODE sec. 401(a)(4) or sec. 410(b) (other than sec. 410(b)(2)(A)(ii) are to be treated as if they were made under a single plan. In addition, if any plans are permissively aggregated with this plan for the purposes of code sec. 401(k), the aggregated plans must also satisfy CODE secs. 401(a)(4) and 410(b) as though they were a single plan.

5.4    AVERAGE CONTRIBUTION PERCENTAGE TEST

       (a) For each PLAN YEAR, the PLAN ADMINISTRATOR shall perform (or have performed) an Average Contribution Percentage Test in order to ensure that the PLAN'S receipt and allocation of matching contributions and/or employee contributions, if any, satisfy the requirements of CODE sec. 401(m) and do not impermissibly discriminate in favor of PARTICIPANTS who are HIGHLY COMPENSATED EMPLOYEES ("HCE'S").

               The Average Contribution Percentage ("ACP") Test shall compare the ACP of those PARTICIPANTS who are HCE'S with the ACP of those PARTICIPANTS who are not HCE'S.

               For any group of PARTICIPANTS, the group's ACP equals the average (expressed as a percentage) of the actual contribution ratios of that group's PARTICIPANTS, with each PARTICIPANT'S actual contribution ratio calculated separately.

               For any PLAN YEAR, a PARTICIPANT'S actual contribution ratio consists of the sum of the following contributions (if any) which have been received by the PLAN on the PARTICIPANT'S behalf for that PLAN YEAR:

               (1) "matching" employer contributions (within the meaning of CODE sec. 401(m)(4)(A));

               (2)  employee contributions; and

               (3) any Elective Contributions and QUALIFIED NONELECTIVE CONTRIBUTIONS ("QNC'S') that the PLAN ADMINISTRATOR, in the exercise of his sole discretion, chooses to take into account for the purposes of ACP testing (except that the PLAN ADMINISTRATOR'S discretion in choosing to include any Elective Contributions and QNC'S is limited to the extent that such inclusion satisfies the conditions and requirements set forth in 26 CFR 1.401(m)-1(b)(5));

               with such sum expressed as a percentage of the PARTICIPANT'S COMPENSATION. For this purpose, in any PLAN YEAR, the PLAN ADMINISTRATOR may elect to limit the COMPENSATION taken into account for every PARTICIPANT to COMPENSATION received while participating in the PLAN.

               In determining a PARTICIPANT'S actual contribution ratio, matching contributions made on behalf of the PARTICIPANT may be taken into account only to the extent that they satisfy the following conditions.

               (1) The matching contribution must be allocated to an account maintained on behalf of the PARTICIPANT as of a day within the plan year being considered.

               (2) The amount of the matching contribution is actually paid to the plan pursuant to which the matching contribution is made no later than the end of the twelve-consecutive-month period immediately following the plan year to which the contribution relates.

               (3) The matching contribution is made on behalf of the PARTICIPANT on account of the PARTICIPANT'S elective contributions or employee contributions (if any) for the plan year to which the matching contribution relates. Matching contributions that are forfeited because they relate to excess deferrals, excess contributions or excess aggregate contributions shall not be taken into account.

       (b) For each PLAN YEAR, the ACP for the group of Eligible PARTICIPANTS who are HCE'S for that PLAN YEAR shall not exceed the greater of (1) or (2), where

               (1) equals 125% of the ACP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR; and

               (2)  equals the lesser of (A) and (B), where

                    (A) equals 200% of the ACP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR; and

                    (B) equals the ACP for the group of Eligible PARTICIPANTS who are non-HCE'S for that PLAN YEAR, plus 2 percentage points (or such other amount as may be prescribed by the Secretary of the Treasury).

               For the purposes of this subsection, "Eligible PARTICIPANTS" means those PARTICIPANTS who are directly or indirectly eligible to make an employee contribution or to receive an allocation of matching contributions (including matching contributions derived from Forfeitures, if any) under the terms of this PLAN for the PLAN YEAR being reviewed.

               If a PARTICIPANT has "excess deferrals" according to Section 4.2.1(c) or "excess contributions" for the PLAN YEAR according to Section 5.3, then such excess deferrals and/or excess contributions shall be calculated and distributed prior to determining the PARTICIPANT'S excess aggregate contributions for the PLAN YEAR.

       (c) If for a PLAN YEAR the ACP limits of subsection (b) above are exceeded, the amount of excess aggregate contributions to be attributed to each HCE shall be determined by the following leveling method.

               The PLAN ADMINISTRATOR shall reduce the EMPLOYEE contributions and, if necessary, the matching contributions that had been allocated pursuant to the PLAN YEAR for that PLAN YEAR on behalf of the HCE with the highest actual contribution ratio. This reduction shall be made only to the extent required to (1) enable the PLAN to meet the ACP limits, or (2) cause the HCE'S actual contribution ratio to equal the next highest actual contribution ratio, whichever occurs first.

               This process shall be repeated by the PLAN ADMINISTRATOR until the ACP test limits of subsection (b) above have been met.

               For each PLAN YEAR, the amount of excess aggregate contributions, if any, for each HCE shall equal the sum of the HCE'S employee contributions and matching contributions, if any, plus any QUALIFIED NONELECTIVE CONTRIBUTIONS and Elective Contributions that are treated as matching contributions (determined prior to the application of this subsection) in determining the HCE'S actual contribution ratio, minus the product of the HCE'S actual contribution ratio (determined after application of this subsection) multiplied by the HCE'S COMPENSATION.

               Determinations of actual contribution ratios shall be rounded to the nearest one-hundredth of one percent of the PARTICIPANT'S COMPENSATION.

       (d) After the close of the PLAN YEAR to which the excess aggregate contributions are attributable, but within twelve months after such PLAN YEAR'S close, the PLAN ADMINISTRATOR shall designate the amount (if any) of the excess aggregate contributions (plus any allocable income attributable to such contributions) that are attributable to amounts received and accumulated under the PLAN on each HCE'S behalf.

               Such excess aggregate contributions shall be forfeited, if forfeitable. As of the last day of the PLAN YEAR, these forfeited amounts shall be reallocated only to PARTICIPANTS who are NHCE'S for the PLAN YEAR. This allocation shall be made on a pro rata basis, with each such PARTICIPANT being allocated a portion of the total forfeited amounts so that such portion, when compared to the total of the forfeited amounts, shall bear the same direct proportion that the amount of Basic Matching Contribution being allocated to the PARTICIPANT pursuant to Section 4.1.1, subsection (a), bears to the entire amount of Basic Matching Contribution that is allocated to all such NHCE PARTICIPANTS pursuant to Section 4.1.1(a).

               If not forfeitable, the amount of the excess aggregate contribution shall be distributed to the HCE on whose behalf the excess aggregate contribution was received. If such excess aggregate contributions are distributed more than 2 1/2 months after the last day of the PLAN YEAR in which such excess amounts arose, a 10% excise tax will be imposed on the EMPLOYER with respect to these amounts.

               The income allocable to a PARTICIPANT'S excess aggregate contributions (the "excess income") for the PLAN YEAR shall be determined separately from the excess income for the period between the end of the PLAN YEAR and the date as of which the corrective distribution is made (the "gap period").

               The excess income for the PLAN YEAR shall be determined by multiplying the income for the PLAN YEAR allocable to the PARTICIPANT'S employee and matching contributions (and amounts treated as matching contributions), if any, by a fraction. The numerator of the fraction is the amount of excess contributions made on behalf of the PARTICIPANT for the PLAN YEAR. The denominator is the sum of the PARTICIPANT'S INDIVIDUAL ACCOUNTS' balances attributable to employee and matching contributions (plus balances attributable to amounts treated as matching contributions), if any, as of the end of the PLAN YEAR, with such sum reduced by the gain and increased by the loss allocable to the total sum of such balances for the PLAN YEAR.

               A PARTICIPANT'S excess income for the gap period may be calculated by utilizing either a fractional method or safe-harbor method, with the choice of method being made by the PLAN ADMINISTRATOR in his or her sole discretion.

               Under the fractional method, the income for the gap period that is allocable to the PARTICIPANT'S employee and matching contributions (and amounts treated as matching contributions), if any, is multiplied by the same fraction that is used to determine the excess income for the PLAN YEAR.

               Under the safe-harbor method, the excess income for the gap period shall equal the product of:

               (1) 10% of the PARTICIPANT'S excess income for the PLAN YEAR, multiplied by

               (2) the number of calendar months that have elapsed since the end of the PLAN YEAR. (In determining the number of months that have elapsed, a distribution that occurs on or before the fifteenth day of the month shall be deemed to have been made as of the last day of the preceding month, and a distribution occurring after such fifteenth day shall be deemed to have occurred as of the first day of the next subsequent month.)

       (e) Any of the provisions of this Section to the contrary notwithstanding, in determining the actual contribution ratio of a PARTICIPANT who is an HCE, the family aggregation rules described in paragraph (4) of the definition in Article II of HIGHLY COMPENSATED EMPLOYEE shall apply, and the actual contribution ratio of any such family aggregate shall equal the actual contribution ratio determined by combining the contributions received by the PLAN on behalf of and COMPENSATION paid to all eligible family members.

               After the actual contribution ratio of such a family aggregate has been determined, the amount of excess aggregate contributions (if any) that were allocated on behalf of the family aggregate shall be determined and corrected according to the "leveling" method described in subsection (c) above. The resulting excess aggregate contributions shall be reallocated among those family members whose contributions were combined to determine the actual contribution ratio of the family aggregate, with each such member being allocated an amount of excess aggregate contribution in proportion to the contributions of each such member that have been combined.

       (f) Any provisions of this Section to the contrary notwithstanding, for the purposes of determining whether this PLAN satisfies the ACP test, all employee and matching contributions that are made under any plans that are aggregated with this PLAN for the purposes of CODE sec. 401(a)(4) and/or 410(b) (other than CODE section. 410(b)(2)(A)(ii)) shall be aggregated and treated as if made under a single PLAN. In addition, if any plans are permissively aggregated with this PLAN for the purposes of ACP testing, then the aggregated PLANS must also satisfy CODE secs. 401(a)(4) and 410(b) as though they were a single plan.

               Also, if a PARTICIPANT who is a HIGHLY COMPENSATED EMPLOYEE also participates in other retirement plans sponsored by the EMPLOYER to which employer matching contributions (as defined in CODE sec. 401(m)(4)(A)) or employee contributions are made, then all such contributions made on the PARTICIPANT'S behalf shall be aggregated for the purposes of this Section.

               However, plans may be aggregated pursuant to this subsection (f) only if they have the same plan year.

5.5    MULTIPLE USE OF ALTERNATIVE LIMITATION

       (a) Any provisions of this PLAN to the contrary notwithstanding, if for any PLAN YEAR a multiple use of the alternative limitation occurs with respect to two or more cash or deferred arrangements ("CODA's") and/or plans maintained by the EMPLOYER, such multiple use shall be corrected by reducing the actual deferral percentage("ADP") or actual contribution percentage ("ACP") of HCE'S who are eligible to participate in such CODA's and/or plans.

       (b) Multiple use of the alternative limitation occurs if the following conditions are met:


               (1) one or more HCE'S are eligible to defer compensation pursuant to a CODA subject to CODE sec. 401(k) and sponsored by the EMPLOYER, and also are allocated contributions pursuant to a plan subject to CODE sec. 401(m) and sponsored by the EMPLOYER, and

               (2) the ADP for the group of HCE'S eligible to defer compensation pursuant to the CODA exceeds 125% of the ADP for the group of non-HCE'S and the ACP for the group of HCE'S allocated contributions pursuant to the PLAN subject to CODE sec. 401(m) exceeds 125% of the ACP for the group of non-HCE'S; and

               (3) the sum of the ADP for the group of HCE'S eligible to defer compensation pursuant to the CODA and the ACP for the group of HCE'S allocated contributions pursuant to the PLAN subject to CODE sec. 401(m) exceeds the "Aggregate Limit".

                    The "Aggregate Limit" is the greater of (A) and (B), where:

                    (A)  equals the sum of:

                         (i) 125% of the greater of the ADP or the ACID for the group of non-HCE'S; and

                         (ii) 2 plus the lesser of the ADP or the ACP for the
                              group of non-HCE'S; but not more than 200% of the lesser of the ADP or the ACP for the group of non-HCE'S; and

                    (B) equals the sum of:

                         (i) 125% of the lesser of the ADP or the ACP for the group of non-HCE'S; and

                         (ii) 2 plus the greater of the ADP or the ACP for the
                              group of non-HCE'S, but no more than 200% of the greater of the ADP or the ACID for the group of non-HCE'S.

       (c) So that there is no multiple use of the alternative limitation, all HCE'S who were eligible to have deferred compensation under the CODA and who were also allocated contributions under an EMPLOYER-sponsored plan subject to CODE sec. 401(m) testing shall have their ADP reduced in the manner described in 26 CFR 1.401(k)-1(f)(2).

                                      ARTICLE VI

                            ADMINISTRATION OF PLAN ASSETS

6.1.1  THE INVESTMENT FUND

       All funds received by the PLAN pursuant to Article IV, including amounts deposited with the INSURANCE COMPANY under an annuity or insurance contract, shall be credited to an Investment Fund. The Investment Fund shall be of a suitable nature to hold the funds and to provide the benefits payable under this PLAN.

       The PLAN ADMINISTRATOR shall create and maintain adequate records to disclose the interest in the Investment Fund of each PARTICIPANT or, where appropriate, his BENEFICIARY. Such records shall be in the form of INDIVIDUAL ACCOUNTS, and credits and charges shall be made to such accounts in the manner herein described. These amounts shall be maintained for accounting purposes only and shall not represent any segregated or identifiable portion of the Investment Fund.

       All deposits to the Investment Fund shall be applied for the exclusive benefit of PARTICIPANTS and their BENEFICIARIES, except for such reasonable expenses as may be incurred in the establishment or operation of the PLAN and which are not otherwise paid. Except as provided in Sections 8.1.3 and 8.5, no amounts in the Investment Fund, nor any earnings attributable thereto, may ever revert to the EMPLOYER prior to full satisfaction of all liabilities under the PLAN.

6.1.2  EMPLOYEE DIRECTED INVESTMENTS

       Amounts held in the Investment Fund shall be allocated among a variety of investment options made available and selected by the TRUSTEES pursuant to the contract with the INSURANCE COMPANY. Each PARTICIPANT and BENEFICIARY may direct the allocation of the amounts held in the Investment Fund on his behalf among these investment options.

       To the extent that the PARTICIPANT or BENEFICIARY does not direct the investment of such amounts received on his behalf, the remainder will automatically be allocated to and invested in one of the funds or accounts available under the INSURANCE COMPANY contract and pursuant to the TRUSTEES' direction.

       Each PARTICIPANT and BENEFICIARY may elect to redirect the investment of amounts held in the Investment Fund on his behalf, provided that in any calendar quarter a PARTICIPANT or BENEFICIARY may transfer out of the Guaranteed Long-Term Account or the Guaranteed Interest Account no more than $5,000.00 or 5% of his balance in such account, whichever is greater. However, an exception will be made for any PARTICIPANT or BENEFICIARY who elects to transfer his entire balance out of such an account. In that event, the transfer can be made over a five-year period in quarterly increments. The amount of each quarterly increment shall be determined by multiplying the PARTICIPANT'S or BENEFICIARY'S then current account balance by a fraction, the numerator of which is one, and the denominator of which is the number of quarterly incremental payments remaining to be made within the five-year period.

       Any of the above-specified directives to allocate, re-allocate, transfer or remove funds from or among the various investment options shall be effective for the purposes of this PLAN only prospectively as of the first day of the calendar quarter (i.e. January 1, April 1, July 1, or October 1) beginning not sooner than 15 days following the receipt by the INSURANCE COMPANY of such directive.

6.2    NET ADJUSTMENTS

       The Net Adjustment of amounts directed by PARTICIPANTS under Section
       6.1.2 shall be determined and applied separately to the PARTICIPANT-directed amounts in each investment fund or account. Amounts that are not directed by PARTICIPANTS shall share in the Net Adjustment attributable to the investment of all such amounts.

       Earnings, gains and losses, and any expenses accrued to the Investment Fund shall be allocated to the INDIVIDUAL ACCOUNTS in the following manner:

       (a) The PLAN ADMINISTRATOR shall periodically determine the Net Adjustment for each calendar quarter. The Net Adjustment shall be the sum of any earnings and gains experienced by the Investment Fund during the calendar quarter, less any losses experienced by the Investment Fund during that quarter, and less expenses for that quarter (if any) to be allocated pursuant to Section 6.4. The fair market value of the PLAN'S assets as of the last day of the calendar quarter shall be used in determining such earnings, gains and losses.

       (b) The PLAN ADMINISTRATOR shall allocate the Net Adjustment for each calendar quarter as of the last day of that quarter, but only to those INDIVIDUAL ACCOUNTS remaining at the end of that quarter. Individual Accounts that are closed on a date other than the last day of a calendar quarter shall not be allocated a portion of the Net Adjustment for that calendar quarter.

       (c) The Net Adjustment shall be allocated according to each INDIVIDUAL ACCOUNTS balance at the beginning of the calendar quarter, adjusted in a uniform and consistent manner for any contributions and distributions made during that quarter.

       (d) An INDIVIDUAL ACCOUNT'S allocation of the PLAN's Net Adjustment shall be made in the same proportion that such INDIVIDUAL ACCOUNT'S balance bears to the sum of such balances of all INDIVIDUAL ACCOUNTS.

6.3    DISTRIBUTION ADJUSTMENTS

       The amount of any distribution from an account maintained on behalf of a PARTICIPANT pursuant to the terms of this PLAN shall be debited from that account as of the date such distribution is made.

6.4    EXPENSES

       For any PLAN YEAR, the EMPLOYER may pay the expenses of operating and maintaining the PLAN. Such payment shall be in addition to and independent of any contributions to the PLAN or assets held by the PLAN.

       Absent prompt and timely payment by the EMPLOYER, the expenses of operating and maintaining the PLAN for the PLAN YEAR shall first be paid by application (and commensurate reduction) of the balance of any Suspense Account that may be maintained under the terms of this PLAN, and then shall become part of the Net Adjustment allocated pursuant to
       Section 6.2, EXCEPT that any expenses attributable to the single sum benefit payment fee for a distribution other than at death, TOTAL AND PERMANENT DISABILITY or RETIREMENT shall be accounted as a loss to be allocated solely as part of the next subsequent Net Adjustment of that PARTICIPANT'S INDIVIDUAL ACCOUNTS.

                                     ARTICLE VII
                                    DISTRIBUTIONS

7.1    TERMINATION OF EMPLOYMENT (INCLUDING DISABILITY) BEFORE RETIREMENT

       (a) If a PARTICIPANT'S employment as an EMPLOYEE is terminated due to his TOTAL AND PERMANENT DISABILITY, or due to any other reason except his death or RETIREMENT, he may elect to receive his VESTED BENEFIT. To be effective for the purposes of this PLAN, such an election must be delivered in writing to the PLAN ADMINISTRATOR before the ANNUITY STARTING DATE that he has selected. In the election the PARTICIPANT shall specify a form in which the VESTED BENEFIT is to be distributed from among the forms described in Section 7.4, and also an ANNUITY STARTING DATE (see Section 2.2), provided that no distribution under this Section shall be made or commence before the PARTICIPANT'S date of termination as an EMPLOYEE, nor later than the date which would be the PARTICIPANT'S NORMAL RETIREMENT DATE had he not terminated such employment until then.

       (b) In any event, the PLAN ADMINISTRATOR (or TRUSTEE, as applicable) shall distribute to the PARTICIPANT his entire VESTED BENEFIT in a lump sum as soon as administratively practicable after the time of his termination, provided that as of the ANNUITY STARTING DATE the PARTICIPANT'S VESTED BENEFIT has not ever exceeded $3,500 as of the date of any prior distribution to the PARTICIPANT. If the PARTICIPANT'S entire VESTED BENEFIT equals zero as of the date his SERVICE terminates, then the PARTICIPANT shall be deemed to have received a distribution of his entire VESTED BENEFIT as of that date of termination.

       (c) Any distribution that is made to a PARTICIPANT pursuant to this Section shall be in lieu of any and all other benefits, present or contingent, to which the PARTICIPANT may be entitled under the terms of this PLAN, with the difference between amount distributed and the sum of all of his INDIVIDUAL ACCOUNTS' balances becoming a Forfeiture as of the ANNUITY STARTING DATE, subject to disposition pursuant to Section 4.1.5.

               However, if a distribution is made pursuant to this Section to a PARTICIPANT whose Vested Percentage is less than 100%, the PARTICIPANT shall have until the end of a period of five consecutive BREAK IN SERVICE YEARS, or five years after the first date as of which the PARTICIPANT is subsequently reemployed by the EMPLOYER, if earlier, to resume employment as an EMPLOYEE and repay to the PLAN the amount previously distributed, whereupon his INDIVIDUAL ACCOUNT balances shall be restored to the extent of the amounts repaid, plus any amounts forfeited pursuant to
               Section 4.1.5, provided that in any event such balances shall be restored to not less than the amounts that existed immediately prior to the distribution.

7.2    DEATH BENEFITS

       (a) If a PARTICIPANT who is credited with a VESTED BENEFIT dies prior to the ANNUITY STARTING DATE of his VESTED BENEFIT, then the PLAN shall distribute a death benefit on his behalf.

               The amount of the death benefit shall be the actuarial equivalent of his VESTED BENEFIT (after having taken into account any security interest in his VESTED BENEFIT that the PLAN has as a result of any currently outstanding loan to the PARTICIPANT).

       (b) If the PARTICIPANT has a surviving spouse as of his date of death, the death benefit shall be payable to such surviving spouse. If the PARTICIPANT has no surviving spouse, the death benefit will be paid to the PARTICIPANT'S designated BENEFICIARY.

       (c) The PARTICIPANT'S death benefit shall be distributed to the surviving spouse or other designated BENEFICIARY in the form of a lump sum, and the ANNUITY STARTING DATE of that benefit shall be as soon as administratively practicable (in any event, within one year) following the PARTICIPANT'S date of death. However, the person to whom that benefit is to be distributed, whether surviving spouse or other designated BENEFICIARY, may elect to have the death benefit distributed in any other form of benefit described in Section 7.4 and not precluded thereby. To be effective for the purposes of this PLAN, such an election must be in writing, and must be received by the PLAN ADMINISTRATOR prior to the death benefit's ANNUITY STARTING DATE. Given such an election, the ANNUITY STARTING DATE for the death benefit would then occur within 90 days after receipt of that election.

               In any event, any death benefit payable pursuant to this Section shall commence or be distributed not later than the time period described in (1) or (2) below, as appropriate:

               (1) if payable to a surviving spouse (or child of the PARTICIPANT, as provided below), not later than December 31 of the calendar year in which the PARTICIPANT would have attained 70 1/2; or

               (2) if payable to any other BENEFICIARY, not later than the first anniversary of the PARTICIPANT'S death;

               PROVIDED that, if said spouse or BENEFICIARY cannot be located within the applicable time period specified above, the PLAN ADMINISTRATOR may delay commencement or distribution of payments for a period ending not later than the first day of the first month beginning after the sixtieth day following the date on which such spouse or BENEFICIARY has been identified and located by the PLAN ADMINISTRATOR and the PLAN ADMINISTRATOR has received any necessary documentation of death.

               A death benefit payable to any surviving child of the PARTICIPANT shall be treated as if payable to the surviving spouse for purposes of (1) above in this subsection PROVIDED that such benefit will become payable to the surviving spouse as of the date such child reaches age 21 or as of such other time as prescribed by the Secretary of the Treasury under regulations.

               If a surviving spouse is eligible to receive death benefits under this PLAN, and if that surviving spouse dies prior to the ANNUITY STARTING DATE of those death benefits, then the death benefits to which the deceased spouse had been entitled shall be payable on his or her behalf within such a time-frame as would be appropriate if the deceased spouse had been the PARTICIPANT, with the date of death of the surviving spouse being substituted for the PARTICIPANT'S. However, the exceptions provided in CODE sec. 401(a)(9)(B)(iv) shall not be available regarding any surviving spouse of the PARTICIPANT'S surviving spouse.

      (d) If a PARTICIPANT dies after his VESTED BENEFIT has been distributed in the form of a lump sum, there shall be no benefit payable from the PLAN as a result of his death. If his VESTED BENEFIT has been distributed in the form of an annuity, any benefit payable as a result of his death shall be determined solely under the terms of the annuity that was distributed, provided that the remaining portion of such benefit, if any, shall be distributed to the beneficiary at least as rapidly as provided in the terms of said annuity but in any event consistent with CODE sec. 401(a)(9)(B).

               If a PARTICIPANT dies while receiving the Payments from Account described in Section 7.4 before his entire VESTED BENEFIT has been distributed, his surviving spouse or BENEFICIARY may elect in writing to the PLAN ADMINISTRATOR to receive the previously undistributed portion of such VESTED BENEFIT in the form of a lump sum; in any event, the remaining portion of such benefit, if any, shall be distributed at least as rapidly as under the terms of said Payments from Account in effect for the PARTICIPANT at death.

7.3    RETIREMENT

       A PARTICIPANT, regardless of his status as an EMPLOYEE, shall have attained RETIREMENT Age when he has attained age 65, which shall be his NORMAL RETIREMENT AGE.

       A PARTICIPANT who has attained RETIREMENT Age may retire by designating in writing to the PLAN ADMINISTRATOR a RETIREMENT DATE, which shall be his RETIREMENT benefit's ANNUITY STARTING DATE, and which may be the first day of any month after he has attained NORMAL RETIREMENT AGE, but not later than the latest date permitted by the provisions of Section 7.5 regarding Commencement of Payments. This latter date shall be the RETIREMENT DATE of any PARTICIPANT who has not, prior thereto, designated a RETIREMENT DATE.

       If the date on which the PARTICIPANT attains NORMAL RETIREMENT AGE is the first day of a month, that date shall be his NORMAL RETIREMENT DATE. Otherwise, the PARTICIPANT'S NORMAL RETIREMENT DATE shall be the first day of the first month following his attainment of NORMAL RETIREMENT AGE.

       Upon RETIREMENT, a PARTICIPANT shall commence to receive his VESTED BENEFIT as provided in Section 7.5.

7.4    FORM OF RETIREMENT BENEFIT

      (a) Unless an optional form of benefit has been selected pursuant to subsection (b) below, the RETIREMENT benefit payable to a PARTICIPANT at the time of his RETIREMENT shall be the actuarial value of his VESTED BENEFIT distributed in the form of a Lump Sum, which is a single payment in an amount equal to the PARTICIPANT'S VESTED BENEFIT.

      (b) A PARTICIPANT may elect to waive receipt of his RETIREMENT benefit in the form of a Lump Sum, and instead to receive his RETIREMENT benefit in one of the following forms.

           (1) Annuity for a Period Certain - monthly income payable for a certain period elected by the PARTICIPANT of not more than 240 months. If the PARTICIPANT dies after his RETIREMENT DATE, or if the PARTICIPANT'S surviving spouse (or, if none, his BENEFICIARY) dies after commencement of payments, but before the end of the certain period, payments will commence or be continued for the remainder of the certain period to the PARTICIPANT'S surviving spouse or, if the PARTICIPANT was unmarried, his BENEFICIARY (or, if the annuity is distributed pursuant to Section 7.2, to a beneficiary designated by the PARTICIPANT'S surviving spouse or BENEFICIARY, as applicable,) PROVIDED, however, that the certain period elected shall not extend beyond (1) the life expectancy of the PARTICIPANT, (2) the life expectancies of the PARTICIPANT and his surviving spouse or designated BENEFICIARY, as applicable, (3) if payable pursuant to
               Section 7.2, the life expectancy of the surviving spouse or designated BENEFICIARY, as applicable, or (4) 60 months, if by operation of Section 8.6 the PARTICIPANT'S BENEFICIARY is his estate.

                    However, this optional form may be elected only if the amount of monthly benefit payable to the PARTICIPANT would exceed 50% of the amount he would receive in the form of a straight life annuity.

           (2) Partial Distributions - payments in an amount specified by the PARTICIPANT, except that the amount of each distribution may not be less than $1,000.

      (c) Solely for the purposes of distributing to a PARTICIPANT his VESTED BENEFIT where such distribution has not occurred prior to his REQUIRED BEGINNING DATE (see Section 7.5(b)(2) below), the PARTICIPANT may elect to receive the distribution to commence as of his REQUIRED BEGINNING DATE in the form of Payments from Account, rather than in one of the forms of RETIREMENT benefit payment already provided by this Article VII.

               Payments from Account shall mean periodic payments in an amount specified by the PARTICIPANT or his BENEFICIARY continuing until such time as the PARTICIPANT'S VESTED BENEFIT (adjusted for subsequent Net Adjustments) is exhausted, PROVIDED however that the period over which said payments are to be made shall not extend beyond (1) the life expectancy of the PARTICIPANT, (2) the life expectancies of the PARTICIPANT and his designated BENEFICIARY, (3) if payable pursuant to Section 7.2, the life expectancy of the designated BENEFICIARY, or (4) 60 months, if by operation of Section 8.6 the PARTICIPANTS BENEFICIARY is his estate.

7.5    RETIREMENT BENEFITS: ELECTION OF FORMS AND COMMENCEMENT OF PAYMENTS

       (a)     APPLICABILITY OF THIS SECTION

               In the case of a PARTICIPANT who will receive a distribution pursuant to Section 7.1 due to his termination of employment before his attainment of RETIREMENT Age, the form of the distribution and the time of commencement of payments will be as provided in that section. The form and time of commencement of death benefits payable to BENEFICIARIES shall be governed according to Section 7.2. The form and time of commencement of any other benefits payable pursuant to this PLAN will be determined according to this section and Section 7.4.


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               In any event, all distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under CODE sec. 401(a)(9), including the minimum distribution incidental benefit requirement of sec. 1.401(a)(9)-2 of the regulations.

       (b)     COMMENCEMENT OF PAYMENTS

               (1) Unless a PARTICIPANT otherwise elects in a writing received by the PLAN ADMINISTRATOR prior to the PARTICIPANT'S ANNUITY STARTING DATE, payment of the PARTICIPANT'S VESTED BENEFIT shall begin not later than the 60th day after the close of the PLAN YEAR in which occurs the latest of:

                    (A)  the PARTICIPANT'S attainment of NORMAL RETIREMENT AGE;

                    (B) the 10th anniversary of the date on which the PARTICIPANT commenced participation in this PLAN; or

                    (C) the PARTICIPANTS termination of employment as an EMPLOYEE,

                    provided that if the PARTICIPANT has failed to provide the PLAN ADMINISTRATOR with sufficient information as to age and marital status or any other relevant information, so that the amounts of payment may not be determined, or if the PARTICIPANT cannot be located, then the PLAN ADMINISTRATOR may delay commencement of payments for not more than 60 days after the earliest date on which the amount and form of payment may be determined under the terms of this PLAN, or the PARTICIPANT is located. The amount of payment in the event of such a delay shall be retroactive to the PARTICIPANT'S RETIREMENT DATE.

                    Notwithstanding any provisions of this paragraph (1) to the contrary, the failure of a PARTICIPANT and the PARTICIPANT'S spouse to consent to the distribution of a benefit while that benefit is immediately distributable pursuant to this Section shall be deemed to be an election to defer commencement of payment of that benefit.

               (2) Any provisions of this PLAN to the contrary notwithstanding, the entire vested interest of the PARTICIPANT in benefits under this PLAN:

                   (A) will be distributed to THE PARTICIPANT not later than the PARTICIPANT'S REQUIRED BEGINNING DATE, or

                   (B) will be distributed, beginning not later than the PARTICIPANT'S REQUIRED BEGINNING DATE, over the life of the PARTICIPANT or over the lives of the PARTICIPANT and a designated beneficiary (or over a period not extending beyond the life expectancy of the PARTICIPANT or the life expectancy of the PARTICIPANT and a designated beneficiary).

                    For the purpose of determining the amount to be distributed as of the PARTICIPANT'S REQUIRED BEGINNING DATE, his VESTED BENEFIT shall be valued as of December 31 of the calendar year immediately preceding his REQUIRED BEGINNING DATE.


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

                    The PARTICIPANT may elect for these required distributions to be paid in any of the forms of benefit described in
                    Section 7.4, subject to any spousal consent requirements that may apply pursuant to this PLAN. Absent such an election, these distributions automatically shall be payable in the form described in Section 7.4(a).

               (3) If a PARTICIPANT'S interest is to be distributed in a form other than a Lump Sum, the following minimum distribution rules shall apply on or after the PARTICIPANT'S REQUIRED BEGINNING DATE.

                   (A)   If the PARTICIPANT'S benefit is to be distributed over
                         (1) a period not extending beyond the life expectancy of the PARTICIPANT or the joint life and last survivor expectancy of the PARTICIPANT and the PARTICIPANT'S BENEFICIARY, or (2) a period not extending beyond the life expectancy of the BENEFICIARY, then the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the PARTICIPANT'S benefit by the applicable life expectancy.

                    (B) For calendar years beginning before January 1, 1989, if the PARTICIPANT'S spouse (if any) is not the BENEFICIARY, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the PARTICIPANT.

                    (C) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the PARTICIPANTS benefit by the lesser of (1) the applicable life expectancy, or (2) if the PARTICIPANT'S spouse (if any) is not the BENEFICIARY, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the PARTICIPANT shall be distributed using the applicable life expectancy referenced in subsection (3)(A) above as the relevant divisor without regard to Regulations sec. 1.401(a)(9)-2.

                    (D) The minimum distribution required for the PARTICIPANT'S first distribution calendar year must be made on or before the PARTICIPANT'S REQUIRED BEGINNING DATE. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the PARTICIPANT'S REQUIRED BEGINNING DATE occurs, must be made on or before December 31 of that distribution calendar year.

                    If the PARTICIPANT'S benefit is distributed in the form of an annuity purchased from an INSURANCE COMPANY, any such distribution shall be made in accordance with the requirements of CODE sec. 401(a)(9) and the regulations promulgated thereunder.


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


               (4) Any additional amounts of VESTED BENEFIT accrued by the PARTICIPANT after his REQUIRED BEGINNING Date shall be distributed annually in the form of a lump sum consistent with the requirements of CODE sec. 401(a)(9) and applicable regulations.

               (5) Once distributions have begun to a 5% owner under this subsection, they must continue to be distributed even if the PARTICIPANT ceases to be a 5% owner in a subsequent year.

               (6) For the purposes of this subsection, "applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the PARTICIPANT (or designated beneficiary) as of the PARTICIPANT'S (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date the life expectancy was first calculated.

                    If the life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated.

                    The applicable calendar year shall be the first distribution calendar year, and if the life expectancy is being recalculated, each such succeeding calendar year.

                    If annuity payments commence before the REQUIRED BEGINNING DATE, the applicable calendar year is the year such payments commence. If the distribution is in the form of an immediate annuity purchased after the PARTICIPANT'S death with the PARTICIPANT'S remaining VESTED BENEFIT, the applicable calendar year is the year of purchase.

               (7) Unless otherwise elected by the PARTICIPANT (or spouse, as applicable) by the time distributions are required to begin, life expectancies shall be recalculated annually. If such an election has been made by the PARTICIPANT (or spouse, as applicable), it shall be irrevocable as to the PARTICIPANT (or spouse) and shall apply to all subsequent years.

                    The life expectancy of a nonspouse beneficiary may not be recalculated.


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                                     ARTICLE VIII
                                  GENERAL PROVISIONS

8.1.1  PLAN MODIFICATION: AUTHORITY

       The COMPANY reserves the right to amend, modify, or terminate the PLAN at any time, provided that no amendment or modification shall act to reduce the balances of the INDIVIDUAL ACCOUNTS of any PARTICIPANT accrued to the time of such amendment or modification.

8.1.2  PLAN MODIFICATION: MERGER

       No merger, consolidation, or transfer of the assets or liabilities of this PLAN with or to any other qualified plan shall be undertaken unless, after such merger, consolidation, or transfer, each PARTICIPANT would, if the PLAN then terminated, receive a benefit not less than the benefit he would have received had the PLAN terminated immediately prior to such merger, consolidation, or transfer.

8.1.3  PLAN MODIFICATION: TERMINATION

       Upon termination or partial termination of this PLAN, or the complete discontinuance of contributions by the EMPLOYER (as defined in CODE secs. 1.401-6(c) and 1.411(d)-2(d)), the rights of each affected PARTICIPANT to benefits accrued to the date of termination or partial termination, or the complete cessation of contributions by the EMPLOYER, shall be fully vested to the extent funded.

       If, after the allocation of the PLAN's assets pursuant to the PLAN's termination, all liabilities of the PLAN have been satisfied in full and there remain surplus PLAN assets not necessary to satisfy the liabilities of the PLAN, such surplus shall revert to the EMPLOYER, consistent with the provisions of the termination amendment of this PLAN, and provided that no successor plan is established (with "successor plan" having the same meaning as that described in IRC Reg. 1.401(k)-1(d)(3)).

8.2.1  DUTIES: PLAN ADMINISTRATOR

       The PLAN ADMINISTRATOR has the discretionary authority to control and manage the operation and administration of the PLAN, including the specific duties outlined below. The PLAN ADMINISTRATOR in his sole discretion shall make such rules, regulations, interpretations, and computations and shall take such other actions to administer the PLAN as he may deem appropriate. Such rules, regulations, computations, and other actions shall be conclusive and binding upon all persons.

       Duties of the PLAN ADMINISTRATOR include, but are not limited to, determination of benefits and eligibility to participate, payment of funds to the INSURANCE COMPANY or TRUSTEE, authorization of benefit payments and payment of any expenses incurred in the administration of the PLAN. The PLAN ADMINISTRATOR may employ such consultants and advisors as he deems necessary or desirable for carrying out his duties under the PLAN.


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

8.2.2  DUTIES: EMPLOYEE

       Duties of the EMPLOYER include, but are not limited to, payment of funds to the INSURANCE COMPANY or TRUSTEE, in addition to payment of any expenses incurred in the administration of the PLAN. The EMPLOYER shall indemnify and hold harmless any fiduciary who is an employee of the EMPLOYER from any and all claims, loss, damages, expense (including counsel fees), and liability (including amounts paid in settlement with the EMPLOYER'S written consent) arising from any act or omission of the fiduciary, except when the same is judicially determined to be done due to the gross negligence or willful misconduct of the fiduciary.

8.3    BENEFIT CLAIMS PROCEDURE

       Any PARTICIPANT in this PLAN, or his BENEFICIARY, may make a claim for benefits due to him under this PLAN by delivering a written application to the PLAN ADMINISTRATOR. If a claim is wholly or partially denied, notice of the decision shall be furnished to the claimant by the PLAN ADMINISTRATOR within 90 days after receipt of the claim by the PLAN ADMINISTRATOR unless special circumstances require an extension of time for processing the claim. If an extension of time is required the PLAN ADMINISTRATOR shall furnish the claimant with written notice of that fact, including the reason why an extension is required and an estimated date upon which a final decision is expected, which shall be not later than 180 days after the claim was made. In that event, if the claim is denied in whole or part, written notice of denial shall be given as soon as practicable, but not later than 180 days after the claim was made.

       A notice of denial of a claim shall state:

       (a)     the specific reason or reasons for the denial;
       (b) reference to the specific PLAN provisions upon which the denial was based; and
       (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such additional material or information is required.

       If this notice is not furnished within the time provided in this Section, the claim shall be deemed wholly denied.

8.4    REVIEW PROCEDURE

       In the event that a claim is denied under this PLAN, the claimant or his authorized representative may apply in writing to the PLAN ADMINISTRATOR within 60 days of receiving notice of the denial or, if no written notice of denial is received within the 180-day period prescribed in
       Section 8.3, within 60 days after the expiration of said 180 day period, asking that the denial be reviewed. This time limit may be extended by the PLAN ADMINISTRATOR if an extension appears to be reasonable in view of the nature of the claim and the pertinent circumstances. Upon receipt of such application, the PLAN ADMINISTRATOR shall afford the claimant an opportunity to review pertinent documents and to submit issues and comments in writing. A decision on review shall be rendered by the PLAN ADMINISTRATOR not later than 60 days after the claimant's application for review unless an extension of time for processing is required, in which case a decision will be made as soon as possible, but not later than 120 days after the request for review was



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

       made. If an extension of time is required, the PLAN ADMINISTRATOR shall give the claimant written notice of that fact before the extension period begins. A decision on review shall be in writing and shall include specific reasons for the decision and specific references to the PLAN provisions on which the decision is based.

       If the claimant has not received written decision on review within 60 days after the request for review was received, or within 120 days if an extension of time was required, the claim will be considered wholly denied on review.

8.5    QUALIFICATION OF THE PLAN AND CONDITIONS OF CONTRIBUTIONS

       This PLAN, together with any insurance or annuity contracts or trust agreement used in conjunction with it, is intended to meet the requirements of the Internal Revenue SERVICE for approval as a tax-exempt plan or trust under Section 401 of the CODE. Any amendments which may be necessary to meet these requirements shall be made retroactive to the date upon which the PLAN failed to meet these requirements.

       This PLAN is adopted with the intent and on the conditions that the Internal Revenue service shall by ruling or determination letter establish that the PLAN is "qualified" within the meaning of Section 401 of the CODE, that any trust which is part of this PLAN at its adoption is exempt from taxation pursuant to Section 501 of the CODE and that contributions to the PLAN by the employer are deductible pursuant to
       Section 404 of the CODE. If any of these conditions are determined initially by the Internal Revenue service not to be the case, all contributions to this PLAN made prior to such determination by the Internal Revenue service shall be returned to the person or persons who made them and the PLAN shall terminate unless the EMPLOYER amends the PLAN to meet these conditions and such amendment is determined by the Internal Revenue service to meet these conditions, PROVIDED that the application for such determination was made by the time prescribed by law for filing the employer's return for the taxable year in which the PLAN was adopted, or such later date as the Secretary of the Treasury may prescribe.

       Contributions to this PLAN are made with the intent and on the condition that such contributions are deductible under Section 404 of the CODE. If any contribution by the employer is disallowed as a deduction by the Internal Revenue service then, to the extent the deduction is disallowed, the contribution shall be refunded to the employer within one year after the disallowance of the deduction. If any contribution by the employer is made by a mistake of fact, such contribution shall be refunded to the employer within one year after the payment of the contribution.

       If a refund occurs pursuant to this Section, the amount which shall be returned to the employer shall be the excess of the amount which was contributed over the amount (1) which was deductible, or (2) which would have been contributed absent the mistake of fact (as the case may be), without any earnings but net of any losses attributable to such excess.

8.6    BENEFICIARIES

       Any payments due under the PLAN to a PARTICIPANT'S BENEFICIARY shall be paid according to the BENEFICIARY designation last filed in writing with the PLAN ADMINISTRATOR by the PARTICIPANT. If no such designation is made, payments shall be made in the following order of priority:


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       (a)     to the surviving spouse of the PARTICIPANT;

       (b) if no spouse survives the PARTICIPANT, then to the children of the PARTICIPANT in equal shares, with a share by right of representation to the then surviving children of any deceased child; or

       (c) if neither a spouse, children nor grandchildren survive the PARTICIPANT, then to the PARTICIPANT'S estate.

8.7    SPENDTHRIFT CLAUSE

       (a)     GENERAL RULE

               Subject to the exception specified in subsection (b) below, benefits payable under this PLAN shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the EMPLOYEE, prior to actually being received by the person entitled to the benefit under the terms of the PLAN except as provided below, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void; also, the PLAN shall not in any manner be liable for, nor subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

       (b)     EXCEPTION

               The provisions of subsection (a) above to the contrary shall not withstand a right to a benefit payable under this PLAN that has been created, assigned or recognized pursuant to a "qualified domestic relations order", as defined in CODE sec. 414(p). Administration of the PLAN with respect to qualified domestic relations orders shall at all times be consistent with CODE sec. 414, regulations promulgated thereunder, and any other provisions of state and federal law that may be applicable. Payment of a benefit to an alternate payee pursuant to a qualified domestic relations order may be made prior to the time such payment could be made to the PARTICIPANT, provided that such payment is consistent with the provisions of this PLAN in all respects except for the time of payment.

8.8    ANNUITIES

       Any provisions of this PLAN to the contrary notwithstanding:

       (a) any annuity contract distributed from this PLAN shall contain express provisions sufficient to make such contract nontransferable; and

       (b) the terms of any annuity contract purchased and distributed by the PLAN to a PARTICIPANT or PARTICIPANT'S spouse shall comply and be consistent with the requirements of this PLAN.


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8.9    LIMITATIONS OF THE EMPLOYER'S LIABILITY

       To the extent permitted by law, the liability of the EMPLOYER with respect to any and all obligations arising from or in any way connected with this PLAN shall be limited to amounts already contributed.

8.10   NON-GUARANTEE OF EMPLOYMENT

       This PLAN shall not be considered to constitute a contract of employment and nothing contained in the PLAN shall give any EMPLOYEE the right to be retained in employment, nor shall anything contained in the PLAN interfere with the EMPLOYER'S right to discharge or retire any EMPLOYEE at any time. Participation in the PLAN shall not give any EMPLOYEE any right or claim in any benefits except as specifically provided in this PLAN.

8.11   APPLICABLE LAW

       The provisions of this PLAN shall be governed, construed, and administered in accordance with federal law, and to the extent that state law is not preempted by federal law, the law of the state of Texas.


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                                      ARTICLE IX

                                   DIRECT ROLLOVERS

9.1    GENERAL RULE

       This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the PLAN to the contrary that would otherwise limit a distributee's election under this Article a distributee may elect, at the time and in the manner prescribed by the PLAN ADMINISTRATOR, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

9.2    DEFINITIONS

       (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401 (a)(9) of the CODE; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

       (b) Eligible retirement plan: an eligible retirement plan is an individual retirement account described in Section 408(a) of the CODE, an individual retirement annuity described in Section 408(b) of the CODE, an annuity plan described in section 403(a) of the CODE, or a qualified trust described in Section 401(a) of the CODE, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       (c) Distributee: A distributee includes an EMPLOYEE or former EMPLOYEE. In addition, the EMPLOYEE'S or former EMPLOYEE'S surviving spouse and the EMPLOYEE'S or former EMPLOYEE'S spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the CODE, are distributees with regard to the interest of the spouse or former spouse.

       (d) Direct rollover: A direct rollover is a payment by the PLAN to the eligible retirement plan specified by the distributee.


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